EXHIBIT 10.1

                                  EXHIBIT 10.1


                                  BILL OF SALE



THE STATE OF TEXAS         )
                           )        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS           )



     THAT STERLING NATIONAL CORPORATION, a Texas corporation ("Sterling"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ELECTRONIC TRANSMISSION CORPORATION, a Texas corporation ("ETC"), the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, CONVEYED, TRANSFERRED, ASSIGNED, AND DELIVERED, and by these presents hereby does BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, AND DELIVER, unto ETC all of the following personal property located in Dallas County, Texas (collectively the "Property"), effective as of the commencement of January 1, 1995 (the "Effective Date"):

     All assets of Sterling of every kind or description as of the Effective Date, and wherever then located which are related to, or used or held for use in connection with, the business of electronically editing and transmitting medical, dental, chiropractic, and related claims between providers, managed care organizations, third party administrators and other payment organizations (the "Purchased Business"), including, without limitation, the following:

     (i) The files and records relating to the Purchased Business, office furniture, and other personal property located in the Sterling offices, or in storage, in the Quorum North building at 5025 Arapaho Road, Dallas, Texas 75248.

     (ii) All computer equipment and all software,  including without limitation
          (a) the IBM System 36 computer system and other systems with printers, monitors, software, and related peripherals located in the Sterling offices, or in storage, in the Quorum North building, (b) the rights of Sterling in and to the claim processing and transmission, and physician and other provider billing, software used with that computer system, and (c) the software interfaces and proprietary software used with that computer system, including software modifications purchased from Medica Systems, Inc. or developed by Sterling personnel, (d) proprietary Managed Care Software developed by Sterling.

     (iii)The exclusive rights, under all contracts including but not limited to the following:

          a. Rental Agreement dated August 1, 1994, between Sterling and Suite America, Inc. and Rental Agreement dated August 1, 1994, between NCRS, Inc. and Suite America, Inc.

          b. Joint Marketing Agreement between Rural Health Technologies and NCRS, Inc. dated July 1, 1994.

          c. Joint Marketing Agreement between DataTrans International, Inc., Sterling National Corporation, Michael L. Taylor and Brent A. Ruiz dated September 23, 1994.

          d.   Willford Hall Medical Center Air Force Base ("Lackland").

          e.   Vendor   Participation   Agreement   with   National   Electronic
               Information Corporation dated February 21, 1995.

          f.   Blue Cross and Blue Shield of Texas, Inc. dated March 23, 1995.

          g. DataTrans International, Inc. Joint Marketing and Subcontracting Agreement dated April 28, 1995.

          h.   Consulting Agreement with Bobby R. Knight dated July 28, 1995.

          i. Regional Memorandum of Understanding with GTE Southwest, Inc. dated August 24, 1995.

Bill of Sale
From Sterling National Corporation to Electronic Transmission Corporation
Page 2


          j.   Brooke Army Medical Center dated October 1, 1995.

          k.   Consulting  Agreement  with Douglas J. Reeves dated  November 21,
               1995.

     (iv) The exclusive rights, under agreements reached, but not yet executed, with the following parties:

          a. National Electronic Information Corporation, including a payor network service agreement, and agreements under which ETC will be designated as the preferred provider for NEIC under contracts it enters into with medical facilities administered by the Department of Defense of the U.S. Veterans Administration.

          b.   William F. Beaumont Hospital.

          c.   Madigan Army Hospital, Seattle - Tacoma, Washington.

          d.   Fort Hood Army Hospital, Fort Hood, Texas

          e.   MedStar, Nacogdoches, Texas

          f.   Facts Services, Inc., Coral Gables, Florida

          g.   MIMS, Colorado

          h.   Anthem Health Network, Dallas, Texas

          i.   Choice One, Fort Worth, Texas

          j.   Group & Pension Administrators, Richardson, Texas

          k.   Health Economics Corporation, Dallas, Texas

          l.   Medical Control, Dallas, Texas

          m.   Pro America Managed Care, Ind., Fort Worth, Texas

          n.   Risk Share, Inc., Dallas, Texas

          o.   Top Priority Administrators, Dallas, Texas

          p.   East Texas Medical

          q.   The L.P. BAIER Company, Fairfax, Virginia

          r.   General/Florida Preferred, Thomasville, Georgia

          s.   WalMart, Rogers, Arkansas

          t.   S.B. Howard & Company, Rogers, Arkansas

     (v) The knowledge, experience, and business know-how of Sterling in connection with the Purchased Business and all documents disclosing the same.

     (vi) The agreements and understandings between Sterling and its employees, affiliated persons, and independent contractors, including without limitation L. Cade Havard, Roy W. Mers, Louann C. Smith, Dennis G. Bissonnette, Gail Curts, Sharla Drummond, Tim Powell, Rachel Harris, Elaine Boze, Doris Fraley, Ann McDearmon and Scott Vu.

     Sterling hereby covenants and agrees with ETC to execute, acknowledge, and deliver all and every such further instruments as may be necessary or desirable fully to assure ETC and its successors and assigns title to all of the Property, and to do or cause to be done all other acts and things necessary or appropriate fully to bargain, sell, convey, transfer, assign, and deliver the Property to ETC and to cause title thereto to be vested in ETC.

     TO HAVE AND TO HOLD the Property unto ETC, its successors and assigns forever; and Sterling hereby binds itself, its successors and assigns, to warrant and forever defend title to the Property unto ETC, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Sterling but not otherwise.

     Bill of Sale From Sterling National Corporation to Electronic Transmission Corporation Page 3


         WITNESS THE EXECUTION HEREOF, in multiple original counterparts, this 1st day of December, 1995, but effective as of the commencement of January 1, 1995.

                                          STERLING NATIONAL CORPORATION


                                          By: /s/ L. Cade Havard
                                              L. Cade Havard
                                              President


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

     The foregoing instrument was acknowledged before me on December 1, 1995, by
L. Cade Havard, President of Sterling National Corporation, on behalf of said corporation.


                                                     /s/ Sharla Drummond
                                                     Notary Public in and for
                                                     The State of Texas

                                  EXHIBIT 10.2

                                  EXHIBIT 10.2


          AGREEMENT FOR PROCESSING MEDICAL CLAIMS ON A TEMPORARY BASIS


     Electronic Transmission Corporation ("ETC") has over the past few months been working with WAL-MART ("WM") to evaluate the manner in which WM processes its medical claims. During that time, ETC has had a chance to work with the staff at WM and to develop an interface with the existing claims systems and receive and process actual claims that have been received by WM. The results of the work done on behalf of WM by ETC has been determined by both parties to have been successful and both parties desire to take the next step in the relationship between the two companies.

     ETC has proposed to WM a long term contract, which details the service, pricing, and other terms and conditions. While both WM and ETC have determined that there is interest in a long term contract of this type, both have a desire to begin the work of processing claims for a shorter period, during which time the service, work flows, benefits, and other details can be further evaluated. Since the process is new to WM, the time will also be used to determine what additional services could be furnished by ETC and to see if any of the services included in ETC's original proposal may not be necessary.

     As a result of the aforementioned items, ETC and WM would like to form a short term working relationship which, if successful, will grow into a longer term agreement similar to the one first proposed by ETC. Therefore, the parties agree as follows:

     1. ETC agrees to install the necessary equipment on site at WM to scan all of the machine printed HFCA 1500 and UB 92 medical claim forms and to capture images of each to be sent to ETC.

     2. The equipment provided will be the same as proposed to WM by ETC in its long term contract, less the telecommunications equipment for high speed data transfer. Instead of the telecommunications equipment, the equipment package will include a high density, high speed disk drive with removable media so that the images can be copied to disks and sent to ETC daily for processing. At WM's option, they may use their existing T-1 connection to transmit claims.

     3. If WM chooses to send claims on disk, ETC will supply WM with a two week supply of disks for use in sending claims and will the disk each day after the claims have been collected by ETC.

     4. ETC agrees that it will take the images delivered to it on disk or via telecommunication, extract the data required for WM's claims system, make needed corrections, reformat the data and send it electronically back to WM for processing and claims payment.

     5. As previously agreed, WM will provide complete data base tables for providers and members to ETC and to keep those tables up to date, by sending copies of changes made daily to ETC along with the disks containing the claims.

     6. ETC agrees to work to connect the claims flow to the different PPOs used by WM, initially CCN, Health Advantage (Columbia HCA) in Florida and other states and others as requested by WM. In the case of claims going out to PPOs for repricing, WM will provide to ETC a means by which to determine which claims go to each PPO. Once ETC can determine where the claims go it will, before returning the data to WM, send the information required by the specific PPOs where such PPOs will work with ETC to receive and transmit data, collect the repricing information, combine it with the original claim data and provide the entire record back to WM electronically, so WM will be ready to adjudicate and pay the claims.

     7. ETC agrees to install the equipment at WM and train operators to effectively image the claims to be sent to ETC. ETC will provide an onsite priority service contract from Bell & Howell which calls for onsite service within 4 hours of calling, but ETC cannot be responsible for actual response time. WM will pay all maintenance costs of the equipment provided and will indemnify ETC for any damage to or loss of that equipment and will carry adequate insurance to cover the damage to or loss of said equipment. ETC DOES NOT WARRANT THE EQUIPMENT PROVIDED IN ANY WAY, INCLUDING ANY WARRANTY FOR MERCHANTABILITY FOR A PARTICULAR PURPOSE, and WM agrees to look only to the equipment and manufacturer's warranty, if any. ETC will do all within its ability to see that any service needed on the equipment is provided promptly.

     ETC warrants its capability to perform the services described herein; however, quality performance by ETC is dependent upon the availability of the documentation requested and access to the WM network, facilities and personnel at the appropriate times in the process. ETC's obligation under this warranty is limited to the correction of any problems once notified of their existence. THERE ARE NO OTHER WARRANTIES OF ANY KIND HEREUNDER OR WITH RESPECT TO THE SOFTWARE AND SERVICES INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF
MERCHANTABILITY AND OF FITNESS FOR ANY PARTICULAR PURPOSE. Under no circumstances shall ETC be liable for any incidental, special, indirect, consequential, exemplary, lost profit, business interruption, or other damages of any sort except as expressly set forth herein. This section will survive any termination or expiration of this Agreement.

     In exchange for the time spent on development, testing, and proving of the system to date, and with the further acquisition of equipment for the WM site, delivery setup, and training WM employees on the use of the Equipment, WM agrees to the following:

     1. WM will use the equipment provided by ETC to process machine printed HCFA 1500 and UB 92 claim forms it receives.

     2. WM will provide all the necessary data base tables described in number 5 above and will provide daily changes to the system tables to ETC.

     3. While the equipment is onsite at WM, WM agrees that all of the equipment provided by ETC is and will remain the property of ETC.

     4. WM agrees to indemnify ETC from financial loss with regards to the equipment, as a result of theft or damage of any kind other than normal wear and tear.

     5. WM acknowledges that the software associated with the system is the property of ETC and will not be copied or used on any computers for any reason.

     6. WM agrees to use the service for a minimum of 90 days from the date of delivery and setup of the equipment onsite at WM.

     7. WM agrees that it wishes for ETC to handle every claim possible in order to receive the maximum benefit of undertaking this automation project. In order for ETC to be successful in getting the maximum number of claims through the WM system electronically, it will be necessary for ETC to link with as many of the PPO networks that provide repricing to WM as possible. In order to eliminate any initial resistance from the networks, WM agrees to pay the fees due to ETC during the initial 90 day evaluation period. At the end of the 90 day evaluation period, ETC agrees to review the changes for its service and make a decision as to what fees will be charged in the future and make suggestions as to how fees might be allocated among those wishing to participate. It is ETC's experience that, once WM and the networks both have a chance to evaluate the impact of automation on their respective businesses, each can more easily justify paying for a fair and equitable share of the ETC fees. WM agrees that for the 90 day evaluation period it will pay to ETC $1.00 per claim for each claim processed, but in no case less than $5,000 per month. ETC agrees that any fees collected from PPO networks during the 90 day evaluation period will be immediately credited to the next WM invoice for services. ETC further agrees to follow a guideline set out by WM on attempting to negotiate fees with PPO networks, which will not interfere with the existing agreements between WM and the networks.

     8. WM hereby authorizes ETC (i) to take all actions contemplated hereunder including transmitting Claims on behalf of WM, and (ii) to request and/or receive reports with respect to any such transmissions which are available from recipients of such transmission or other parties.

     It is agreed by both parties to this agreement that progress of the operations will be reviewed jointly at least monthly during the term of this agreement. At the beginning of the third month, if both parties agree to move forward on a long term contract, the initial contract provided to WM by ETC will be the basis for completing a long term contract. At this time both parties should have sufficient information about the other to establish jointly the objectives, needs, service plans and overall scope of work to be able to negotiate in good faith to complete a long term contract between the two organizations. If agreement can be reached during the third month, the objective of both parties will be to have an agreement signed and in place with an effective date of 91 days after the initial work begins. If during the third 30 day period neither of the parties are ready for a long term contract, this agreement can be extended with the agreement of both parties. Should WM decide at the end of the 90 days that it does not wish to continue with the services of ETC or to enter into a long term agreement, ETC will be notified and will remove its equipment from the WM premises and a final bill will be rendered to WM from ETC which will due upon receipt. The final bill will cover only claims ETC has processed and will not exceed One Dollar ($1.00) per claim.

     This Agreement represents the complete agreement of the parties with respect to the subject matter hereof and may be amended only in writing executed by the parties. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Electronic Transmission Corporation         WAL-MART


By:/s/ L. Cade Havard                       By:/s/ Charles R. Ratcliff
   ------------------                          ------------------------
Print Name: L. Cade Havard                  Print Name: Charles R. Ratcliff
Title: Chairman, CEO                        Title: Senior Vice President
                                                   Benefits Administration
Address: 5025 Arapaho Road, Suite 515       Address: 922 W. Walnut
         Dallas, TX 75248                            Rogers, AR 72756-3206

Phone: (214) 980-0900                       Phone: (501) 621-2559
Facsimile: (214) 980-0929                   Facsimile: (501) 621-2654

Effective Date:      3-5-96

                                  EXHIBIT 10.3

                                  EXHIBIT 10.3


                   EQUIPMENT LEASE AND STOCK OPTION AGREEMENT


     This agreement (this "Agreement") is entered into on the 23rd day of April, 1996 (the "Effective Date") between Electronic Transmission Corporation, a Texas corporation ("ETC"), and Ironwood Leasing Limited, a Texas corporation ("ILL").

     Whereas, ETC needs to lease scanning equipment to provide to its clients in connection with its business of transmitting medical claims electronically; and

     Whereas, ILL wishes to supply ETC with scanning equipment for that purpose:

     Now, therefore, the parties agree as follows:

     1. Lease of Equipment. ILL does hereby lease to ETC and ETC does hereby lease from ILL the equipment described in Exhibit "A" attached hereto and incorporated herein (the "Equipment") for the term indicated in Section 3, unless sooner terminated in accordance with the terms of this agreement. It is contemplated by the parties that this Agreement may be amended from time to time to change, or add to, the description of the Equipment which is subject hereto and to adjust the rental payments due hereunder as a result of such change. Upon any such change, a revised Exhibit "A" shall be prepared and a new monthly rental payment due pursuant to Section 3 shall be determined; provided, that no such amendment shall be effective unless executed in writing by both parties. ILL will be the exclusive source of scanning equipment for direct or indirect use by ETC in its business during the term of this Agreement. ILL has the right to decline to provide any scanner(s) requested. In that event, ETC may use whatever means it chooses to secure placement of the desired scanner(s).

     2. Term. This Agreement shall be for a term of five years commencing on the date hereof, and shall thereafter automatically renew for consecutive one year periods unless one party gives the other party written notice of its intention to terminate this Agreement 90 days prior to the end of a renewal term, in which case this Agreement shall terminate at the end of such renewal term.

     3. Rental Payments. ILL will lease to ETC each piece of equipment constituting the Equipment for the amount set forth for each such piece of equipment on Exhibit "A", and such rental payments shall be due on the first of each month for thirty months beginning the month following delivery.

     4. Indemnity. ETC will indemnify ILL for any loss or damage to the equipment and will carry adequate insurance coverage, or will require its clients to carry adequate insurance coverage, (with ILL named as an additional insured party) to protect the equipment in an amount not to exceed the purchase price and with companies that are acceptable to ILL. ETC will indemnify and hold harmless ILL and each of its employees from and against all liabilities, losses, damages or actions, suits, demands or claims of any kind or nature (each a "Claim"), directly or indirectly relating to or arising out of the operation, possession, control, storage or condition of the Equipment or ETC's failure to comply with the terms of the Agreement during the term, and all reasonable costs and expenses whatsoever, to the extent they may be incurred or suffered by such indemnified party in connection therewith. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any Equipment, (ii) any Claim for negligence or strict or absolute liability in tort and (iii) any Claim for damage due to business interruption including, without limitation, consequential or special damages to third parties, incidental, special, indirect, consequential, exemplary, lost profit or other damages of any sort. Costs and expenses covered by this indemnity shall include, without limitation, reasonable attorneys' fees and expenses, fines, penalties and other charges as applicable. This section will survive any termination or expiration of this Agreement.

     5. Warranties: Repairs and Maintenance.

     (a) ILL HAS NOT MADE, WILL NOT MAKE AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) AS TO THE DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY EQUIPMENT, OR ITS CONFORMITY TO THE PROVISIONS AND SPECIFICATIONS OF ANY CONTRACT, ITS COMPLIANCE WITH ANY LAWS, RULES, OR GOVERNMENTAL REQUIREMENTS; OR ANY PATENT INFRINGEMENT OR LATENT OR PATENT DEFECTS OF ANY EQUIPMENT. ETC will not represent or warrant to any of its customers or potential customers that the Equipment is fit for any purpose or use other than any representation or warranty made by the Equipment's original manufacturer.

     (b) To the extent that the Equipment or components thereof are protected by warranties issued by original manufacturers from which ILL has purchased the Equipment, ILL agrees to make any and all claims under such warranties to such original manufacturers as may be reasonably requested or directed by ETC; provided, however, that in no event shall ILL be liable to ETC because of any failure or refusal of the original manufacturer (or any other party) to honor any warranty covering the Equipment or any part thereof and that ETC agrees to look only to the equipment manufacturer's warranty, if any.

     (c) Except as provided in Section 4, to the extent repairs to the Equipment are not covered by any manufacturer warranty, maintenance of the Equipment is the responsibility of ILL and ILL will bear the cost and expenses of all necessary repairs not caused in whole or in part by the improper or careless use of the Equipment by ETC or ETC's clients; provided, however, that ILL shall not be liable to ETC for, and ETC agrees to indemnify ILL against, any claims related to Equipment down time or lack of, or failure to properly perform maintenance.

     6. Location; Use, Inspection and Return.

     (a) Each scanner will be designated for a client or for ETC's use. ETC may move the Equipment to any place within the United States, provided that the ILL is notified of such change in location in writing.

     (b) The Equipment shall be used solely in the conduct of ETC's business and shall be operated by competent and qualified employees of ETC or its clients only and in the manner and for the use contemplated by its manufacturer. ETC shall pay all expenses of operation. ETC will not use, maintain, or store any Equipment improperly, carelessly or in violation of this Agreement or any applicable statutes, laws or regulation.

     (c) The Equipment shall be used for commercial purposes only, and not for consumer, personal, home or family purposes.

     (d) ILL shall have the right to inspect the Equipment during regular business hours at its expense for travel to client site.

     (e) Upon the termination of this Agreement with respect to any Equipment, such Equipment shall be returned in good condition at ETC's expense to ILL at its principal place of business.

     7. Title to Equipment. The Equipment shall at all times be the sole and exclusive property of ILL. ETC shall not have any rights or property interest therein other than pursuant to this Agreement. ETC may not assign any right to or interest in the Equipment or permit any lien or encumbrance to exist thereon, other than liens and encumbrances placed thereon by ILL or persons claiming against ILL. The Equipment shall at all times remain personal property, and shall not become affixed to real property in any way such that any portion of it becomes a fixture.

     8. True Lease: Security Interest. This Agreement describes the terms of, and is intended by the parties hereto to be, a true lease; provided, however, that the parties acknowledge that the terms and conditions of the Agreement may, alternatively, create a secured financing or lease for security. If this Agreement constitutes a security agreement or lease for security, ETC hereby grants a security interest to ILL in all of ETC's right, title and interest in the Equipment, to secure all of ETC's obligations under this Agreement. If requested by ILL, ETC shall execute and deliver to ILL UCC-1 Financing Statements reflecting that the Equipment is personal property subject to a true lease.

     9. Taxes. ILL shall pay any personal property taxes that may be levied against the Equipment, and ETC shall promptly reimburse ILL for such taxes.

     10. Escrow. ETC agrees to escrow all accounts received derived from the use of this equipment, less third party costs, through March 31, 1996 or until any class of securities of ETC or any company ETC merges with is registered under the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise becomes publicly traded, or the fund in escrow (the "Escrow Funds") equal the total purchase price of the Equipment set forth on Exhibit "A" hereto, whichever is sooner.

     11. Stock Option. At any time during the term of this Agreement, ILL has the option to (i) sell to ETC any or all of the Equipment in exchange for the number of shares of ETC common stock (or stock of any company ETC merges with) ("ETC Stock"), that is equal to the purchase price set forth on Exhibit "A" for the Equipment divided by 1.25 per share or (ii) purchase, at $1.25 per share, the number of shares of ETC Stock (or stock of any company ETC merges with) equal to the purchase price of the equipment divided by 1.25, and give ETC the option to purchase the equipment at the end of the lease for

$1.00; provided, however, that, if ETC issues or agrees to issue, or grants an option to purchase, ETC Stock to any other person for a price less than $1.25, the price payable by ILL shall be reduced to such lower price. If ILL elects to exercise the option granted to it by ETC in this section, such exercise shall be pursuant to a stock purchase agreement containing customary representation, warranties and covenants.

     12. Stock Rights. All stock received by ILL will be unencumbered and free of trading restrictions except those required by SEC regulations. ETC will use its best efforts to register shares flowing to ILL in any registration of shares by ETC.

     13. Anti-dilution. ETC will not issue additional securities before ETC merges with a public company.

     14. Events of Defaults. The following events are referred to collectively as "Events of Default", or individually as an "Event of Default":

     (a) ETC defaults in the due and punctual payment of rent, and such default continues uncured for five days after written notice from ILL;

     (b) The Equipment is subject to any attachment at the instance of any creditor of or claimant against ETC, and said attachment is not discharged or disposed of within fifteen days after its levy;

     (c) ETC files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of an state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

     (d) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of ETC are instituted against ETC, or a receiver or a trustee is appointed for all or substantially all of the property of ETC, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty days after such institution or appointment;

     (e) ETC fails or refuses to perform its obligations under Section 12 of this Agreement;

     (f) ETC fails or refuses to perform its obligations under Section 13 of this Agreement; and

     (g) ETC breaches any of the other agreements, terms, covenants or conditions which this Agreement requires ETC to perform, and such breach continues uncured for a period of thirty days after notice from ILL to ETC of such breach; or, if such breach cannot reasonably be cured within such thirty-day period, ETC fails to commence to cure such breach within thirty days after notice from ILL or fails to proceed diligently to cure such breach within a reasonable time period thereafter.

     15. Remedies.

     (a) If one or more Events of Default  described in subdivisions (a) through
(g) of Section 14 occur then ILL has the right, at its election:

          (i) To terminate this Agreement and collect the purchase price for the Equipment set forth on Exhibit "A" from the Escrow Funds and, to the extent that the Escrow Funds are not sufficient to fully pay the purchase price, from ETC;

          (ii) To give ETC written notice of ILL's intention to terminate this Agreement on the earliest date permitted by law or on any later date specified in such notice, in which case ETC's right to possession of the Equipment will cease;

          (iii) Without further demand or notice, to enter ETC's premises and take possession of the Equipment or any part of the Equipment, and remove such Equipment or any part thereof, using such reasonable force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or other amounts payable under this Agreement or as a result of any preceding breach of covenants or conditions; or

          (iv) Without further demand or notice, to cure any Event of Default and to charge ETC for the cost of effecting such cure, including, without limitation, attorneys' fees and interest on the amount so advanced at the rate of fifteen percent per annum, provided that ETC will have no obligation to cure any such Event of Default.

Should ILL elect to take  possession  of the  Equipment  as  provided  in clause
(iii), above, or should ILL take possession pursuant to legal proceedings or pursuant to any notice provided by law, ILL may, from time to time, without terminating this Agreement, relet the Equipment or any part of the Equipment in ILL's or ETC's name, but for the account of ETC, for such term or terms (which may be greater or less than the period which would have otherwise constituted the balance of the term of this Agreement) and on such conditions and upon such other terms (which may include concessions of free rent) as ILL, in its sole discretion, may determine, and ILL may collect and receive the rent. In such event ETC will continue to pay to ILL monthly rent and other sums as provided in this Agreement, which would be payable under this Agreement if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Equipment after deducting all of ILL's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, alteration and repair costs, and expenses of preparation for such reletting. ILL will in no way be responsible or liable to ETC for any failure to relet the Equipment, or any part of the Equipment, or for any failure to collect any rent due upon such reletting. No such taking possession of the Equipment by ETC will be construed as an election on ETC's part to terminate this Agreement unless a written notice of such intention is given to ETC. No notice from ILL under this paragraph will constitute an election by ILL to terminate this Agreement unless such notice specifically so states. ILL reserves the right following any such reletting to exercise its right to terminate this Agreement by giving ETC such written notice, in which event this Agreement will terminate as specified in such notice.

     (b) The remedies described in this Section 15 shall be cumulative of each other and shall not limit or impair any other rights or remedies that may be available to the parties hereunder or under applicable law.

     16. Line of Credit. ILL will use its best efforts to provide ETC with a $500,000 line of credit for operating capital. ETC may draw from this line up to eighty percent (80%) of its accounts receivable that are under 65 days due. This draw will be re-evaluated monthly. To secure this line of credit, ETC will pledge shares of its common stock on a two for one basis (i.e., two dollar trade value of its stock for every one dollar drawn from the line of credit). Stock options will enure to ILL to the amount of credit drawn on by ETC at the same rate as described herein for scanners.

     17. Loan Origination Fee. ETC will pay ILL a loan origination fee, beginning three months after ETC merges with a public company, in an amount equal to ten percent (10%) of ILL's total exposure under this Agreement including the amount spent to purchase scanners and the amount drawn by ETC on the line of credit, such amount being paid in ETC stock (or stock of any company ETC merges with) valued at $1.25 per share. This loan origination fee will be a cumulative amount calculated each quarter.

     18. Financial Information. ETC shall use its best efforts to deliver to ILL no later than 30 days after the end of each quarter or 90 days after the end of each fiscal year, unaudited financial statements of ETC as of the end of such quarter or year, until such time as ETC's financial statements are audited, in which case ETC shall deliver to ILL such audited financial statements as soon as they have been prepared; provided, however, that, this obligation shall terminate as soon as any class of ETC's securities becomes registered under the Exchange Act or becomes publicly traded.

     19. Arbitration. Any and all controversies or claims arising out of or relating to this Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association and judgment on the award rendered by the arbitrator or arbitrators shall be final and binding on the parties. Any arbitration shall take place in Dallas, Texas.

     20. Notices. All notices hereunder shall be in writing and delivered personally or by certified U.S. Mail, return receipt requested, or recognized courier service, addressed to the respective addresses set forth on the signature page hereof or to such other address for itself as either party may specify.

     21. Assignments. Neither party hereto may assign this Agreement or its rights hereunder to any third party without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     22. Complete Agreement. This Agreement represents the complete Agreement of the parties with respect to the subject matter hereof and may be amended only in writing executed by the parties. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, ETC AND ILL have caused this Agreement to be duly executed and delivered by their authorized representatives, effective as of the Effective Date.


Electronic Transmission Corporation              Ironwood Leasing Limited


By:  /s/ L. Cade Havard                          By: /s/ Alexis P. Shelokov
     L. Cade Havard                                  Alexis P. Shelokov
     Chairman, CEO

Address:  5025 Arapaho Road, Suite 515           Address:
          Dallas, Texas 75248

Telephone: (214) 980-0900                        Telephone:
Facsimile: (214) 980-0929                        Facsimile:

                                  EXHIBIT 10.4

                                  EXHIBIT 10.4


                             IRONWOOD LEASING, LTD.
                                  4132 Hockaday
                               Dallas, Texas 75229
                                 (214) 350-8882




June 20, 1996


Mr. L. Cade Havard, Chairman
Electronic Transmission Corporation
5025 Arapaho Road, Suite 515
Dallas, Texas 75248

     Re:  Equipment Lease and Stock Option (the "Agreement")  between Electronic
          Transmission   Corporation   ("ETC")  and   Ironwood   Leasing,   Ltd.
          ("Ironwood")

Dear Mr. Havard:

This letter shall serve as acknowledgment by Ironwood of its waiver to escrow requirements imposed upon ETC pursuant to Section 10 of the Agreement for the period commencing on the effective date of the Agreement and ending June 30, 1996. It is further understood that ETC shall not be required to comply with the provisions of Section 10 of the Agreement until it has received 30 days written notice from Ironwood of its intention to enforce the obligations of ETC under said Section 10 of the Agreement.

Ironwood also hereby acknowledges that any option to purchase shares of the Common Capital Stock of ETC pursuant to Section 11 of the Agreement shall have an exercise price of $1.25 per share. The option exercise price shall not be adjusted for any other options to purchase shares of ETC Common Stock issued to any employee by ETC.

Very truly yours,

Ironwood Leasing, Limited

/s/ Dennis Barnes

Dennis Barnes

                                  EXHIBIT 10.5

                                  EXHIBIT 10.5


                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned, Electronic Transmission Corporation, whose address is 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, its representatives, guarantors, successors and assigns (hereinafter referred to as the "MAKER"), hereby unconditionally promises to pay to the order of ETC Transaction Corporation, whose address is 5025 Arapaho Road, Suite 515, Dallas, Texas 75248 (hereinafter referred to as "TRANSACTION"), the principal sum of U.S. seven hundred seventy-nine thousand five hundred seventy-four dollars and fifty cents (U.S. $779,574.50), such amount to be payable in lawful money of the United States of America at six percent annual interest, such payment of principal and interest being due and payable on or before July 1, 1997. All past due principal and interest of this Note shall bear interest at the Maximum Rate until paid. The term "Maximum Rate" as used herein shall mean, with respect to the holder hereof, the maximum non-usurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of an amount which would result in exceeding the maximum charged by applicable law. Any rights and remedies herein expressly conferred are cumulative of all other rights and remedies by law or in equity provided, and shall not be deemed to deprive TRANSACTION of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants and terms of this Note, and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, MAKER agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney's fees.

     MAKER and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment, as to this Note and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases or changes regardless of the number of such renewals, extensions, indulgences, releases or changes.

EXECUTED this 1st day of June, 1996.
                                      Electronic Transmission Corporation, MAKER



                                      By:/s/ L. Cade Havard
                                         L. Cade Havard,
                                         President, CEO

                                  EXHIBIT 10.6

                                  EXHIBIT 10.6

Network Employers Group, Inc.



                        Staff Leasing Services Agreement


     This STAFF LEASING SERVICES AGREEMENT ("Agreement") is made on January 1, 1996, by and between Network Employers Group, Inc. ("NEG"), a Texas corporation, and Electronic Transmission Corporation ("Client"), both parties acting by and through their duly authorized representatives. NEG is a duly licensed Texas staff leasing services company regulated by the Texas Department of Licensing and Regulation under the Texas Staff Leasing Services Act (including TAC Chapter 72 Rules) (Exhibit "B"). Under the terms of this Agreement, NEG agrees to maintain the employment of the employees listed on the payroll register (Exhibit "A") (the "Payroll Register and Fee Schedule"), and NEG will periodically designate and lease to Client certain employees to work at Client's place of business and perform services for Client ("Assigned Employees"). In consideration of the sum of Ten and No/100 Dollars ($10.00), mutual promises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

1.   TERM OF AGREEMENT.

     This Agreement begins on the Effective Date, and remains in effect at the same rates and terms specified herein (unless the parties otherwise agree in writing) until either party terminates, with or without cause, at any time, and without payment of any penalty or premium charge, by giving 30 days prior written notice, or by shorter notice as provided elsewhere in this Agreement. Upon termination, neither party shall have any further duties or obligations hereunder, except Client shall pay NEG any fees due, earned through the effective date of termination, and NEG shall perform its obligations hereunder through the effective date of termination.

2.   PERSONNEL.

     Client will provide NEG the following information on any individual proposed to be hired by NEG: (i) Name, (ii) Social Security Number, (iii) Expected Date and Time of Hire, and (iv) Job Description. An individual becomes an Assigned Employee under this Agreement only after an offer of employment has been made by NEG, and accepted by the individual, whether or not the individual is then so designated an Assigned Employee on Exhibit "A".

3.   SERVICE FEES.

     a) Client shall pay NEG service fees, due and payable, based on the gross payroll of the Assigned Employees and a service fee equal to the fee rate percentage as specified on Exhibit "A", upon receipt or at least one working day prior to the date payroll checks are distributed. Client agrees to provide NEG with accurate payroll information at least four days prior to each payroll due date. The parties understand and agree that Exhibit "A" represents payroll for the Assigned Employees as at the date of this Agreement, that Exhibit "A" will periodically vary, and that NEG's duties hereunder are based on Client's entire leased Assigned Employee payroll, regardless of whether all Assigned Employees are reflected on Exhibit "A". If the payroll information in Exhibit "A" is or becomes inaccurate, Client agrees to immediately amend Exhibit "A" to reflect current information and shall pay, within 10 days notice from NEG of the error, any additional costs incurred by NEG as a result of the inaccuracy.

     b) NEG shall not unilaterally adjust the fee rate percentage as specified on Exhibit "A", except for adjustments made necessary by:

          (i) statutory and regulatory changes, including but not limited to adjustments to FICA, federal and/or state unemployment taxes, and insurance premiums changes; and/or

          (ii) changes in Exhibit "A" requested by Client which require recalculation of the fee rate percentage, to the extent such recalculation results in a fee rate percentage change greater than 1%.

     c) Any increases in the fee rate percentages for statutory or regulatory changes in employment taxes, insurance costs or job descriptions shall be effective on the date of such statutory or regulatory increase or change.

     d) Any increase in the fee will be billed with the next effective payroll period and be kept current at all times except for retroactive changes or statutory and regulatory changes known at the time the payroll is billed.

     e) Any change in the fee rate percentage shall be reflected in a revised Exhibit "A", which shall then be made a part of this Agreement.

     f) Client shall use a method of payment approved in advance by NEG.

     g) Client or on-site supervisor shall report to NEG all time worked by all NEG Assigned Employees furnished to Client each pay period and shall provide NEG with written verification of same.

     h) Client shall notify NEG within two working days of any invoice or other communication error.

     i) If Client fails to pay any amount owed under this Agreement when due, Client shall pay a service charge of 1/2% per month (pro rated to the date of payment) on the unpaid balance from invoice date until payment. In no event shall the service charge exceed the lawful rate of interest chargeable on such debt.

4.   REQUIREMENTS AND ACKNOWLEDGEMENTS.

     Client understands and acknowledges the following:

     a) This Agreement, and all obligations and duties hereunder, are subject to and governed by the Texas Staff Leasing Services Act and TAC Chapter 72 Rules.

     b) Workers' Compensation Insurance. NEG will furnish and keep in force and effect at all times during the term of this Agreement a policy of Texas statutory workers' compensation insurance covering all NEG Assigned Employees furnished to Client pursuant to the terms of this Agreement. Upon written request, NEG will provide a certificate of insurance verifying such coverage. Client will assist NEG in posting, and will maintain posting during the term of this Agreement, the workplace notices required under state law in connection with NEG's subscriber status (Exhibit "C") in conspicuous locations at each Client worksite, as required by the Texas Workers' Compensation Act.

     c) Pursuant to the Texas Staff Leasing Services Act, for workers' compensation insurance purposes, both NEG and Client are co-employers, subject to ss.ss. 3.08 and 4.01 of the Texas Workers' Compensation Act (now codified under Tex. Labor Code Ann. ss.ss. 406.034 and 408.001). Unless a NEG Assigned Employee gives proper notice to NEG of his or her desire to retain the common-law right of action to recover damages for workplace personal injuries or death, as provided by ss.406.034(b), he or she waives the right to sue both NEG and Client to recover damages for personal injuries or death sustained in the course and scope of employment. Under ss.408.001, both NEG and Client are protected by the "exclusive remedy" provision: recovery of workers' compensation benefits is the exclusive remedy of an Assigned Employee sustaining a workrelated injury or death against NEG and/or Client (excepting wrongful death due to intentional act or omission or gross negligence).

     d) Pursuant to TWCC and Texas Department of Insurance ("TDI") rules and regulations, NEG will (1) notify each existing Assigned Employee in writing that NEG does have workers' compensation insurance coverage; (2) notify each Assigned Employee hired hereafter, at the time of hire, in writing, that NEG does have workers' compensation insurance coverage; (3) provide Client required notices to post at conspicuous worksite locations that NEG does have workers' compensation insurance coverage; and (4) perform all reporting and filing requirements and any other actions required of subscribing employers.

     e) Notice Requirements Under The Texas Staff Leasing Services Act. NEG will
(1) disclose to the Texas Department of Licensing and Regulation ("TDLR"), the Client, and all Assigned Employees information in writing relating to any insurance or benefit plan provided for the benefit of Assigned Employees, including (i) the type of coverage; (ii) the identity of each insurer for each type of coverage; (iii) the amount of benefits provided for each type of coverage and to whom or on whose behalf benefits are to be paid; (iv) the policy limits on each insurance policy; and (v) whether the coverage is fully insured, partially insured, or fully self-funded; (2) require each Assigned Employee to sign a written notification of service agreement (Exhibit "D") (Employment Agreement), giving notice of this Agreement, as it affects Assigned Employees hereunder, and that NEG shall provide employee injury benefits as described in the Plan; and (3) notify the Texas Employment Commission ("TEC") of this Agreement in the form prescribed by the TEC.

     f) NEG will notify each Assigned Employee and Client of the name, mailing address, and telephone number of the TDLR; such notice shall be made on a 2-inch by 3-inch notification card (Exhibit "E"), and will be made a part of all contractual agreements between NEG and Client. A poster-sized version of this notice will be posted by Client at each Assigned Employee worksite location in a place that is in clear and unobstructed public view (Exhibit "F").

     g) Liability Insurance. Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive general liability insurance including products/completed operations coverage with minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 aggregate. Client shall cause its insurance carrier to issue a certificate of insurance to NEG confirming this coverage and give not less than thirty (30) days advance notice of cancellation or material change.

     h) Client shall furnish, and keep in force and effect at all times during the term of this Agreement, comprehensive automobile liability insurance covering all owned, hired and non-owned automobiles with a minimum limit of $1,000,000.00 per occurrence combined single limit bodily injury and property damage liability. The policy shall also provide uninsured motorists insurance with a minimum combined single limit of $60,000.00. In states where "no fault" laws apply, Personal Injury Protection (P.I.P.) or equivalent coverage shall be required to meet the requirements of the state. The Client shall cause its insurance carrier to issue a certificate of insurance to NEG confirming this coverage and to give not less than thirty (30) days advance notice of cancellation or material change.

     i) Client shall deliver copies of all insurance policy forms and certificates required under this Agreement, signed by authorized representatives of the insurance companies to NEG within fifteen (15) days of the Effective Date of this Agreement.

     j) Bonds. Client shall pay all expenses relating to any Bonds or Fidelity Bonds which Client currently maintains, or later obtains, and shall provide NEG copies of each within 15 days of receipt.

     k) Subrogation. NEG and Client mutually waive any claim against each other by way of subrogation, which may arise during the term of this Agreement, for a loss of or damage to any property, covered by an insurance policy, but only to the extent such property loss or damage is recovered under such insurance policy, and not otherwise. This waiver shall bind, and be evidenced on endorsements issued by, each party's insurers.

     l) Unemployment Compensation. NEG is the employer of the Assigned Employees for purposes of the Texas Unemployment Compensation Act (now codified under Tex. Labor Code Ann. ss.ss. 201.001. et seq. and ss. 61.001). NEG will report quarterly to the TEC Client's name, address, telephone number, federal income tax identification number, and classification code (as described in the "Standard Industrial Classification Manual" as published by the United States Office of Management and Budget) on TEC prescribed forms.

     m)  Professional  Licenses.  Client shall be liable for compliance with any
professional   licensing   requirements  and  responsible  for  maintaining  any
professional licenses required of Assigned Employees under this Agreement.

     n)  Professional  Liability.   Client  shall  be  liable  for  professional
liability, including but not limited to malpractice or errors and omissions coverage and compliance with any regulation mandating such coverage.

5.   SUPERVISION.

     NEG will periodically designate, on the "Designation of Supervisor Form" (Exhibit "G"), one or more Assigned Employee(s) as the on-site supervisor(s) ("Supervisor", whether one or more). The Supervisor shall have sole and exclusive authority to direct and control the workplace activity of Assigned Employees and carry out NEG policies and procedures under this Agreement.

6.   ADMINISTRATION.

     a) NEG is the sole employer of the Assigned Employees, and except those employment responsibilities which are in fact shared by NEG and Client and those duties with regard to safety which are the duly responsibility of NEG and Client, NEG shall have certain exclusive duties and powers, including, but not limited to, the following:

          (i) The right to hire, fire, discipline, reassign, direct and control the work and conduct of the Assigned Employees;

          (ii) The responsibility for adherence to Wage and Hour Administration regulations, compliance with applicable benefits regulations, COBRA compliance when applicable, minimum two-year maintenance of employment and payroll records, and handling of all Texas and federal unemployment claims, protests, and appeal hearings;

          (iii)The responsibility to pay wages to Assigned Employees without regard to payments made by the Client to NEG;

          (iv) The responsibility to make (and account for same to Client) all payroll deductions for income tax, social security tax, and other payroll taxes as required under state or federal laws from compensation paid to the Assigned Employees by NEG;

          (v) The responsibility to make (and account for same to Client) all payments, including payments for income tax, social security tax, unemployment, and disability insurance, to the proper governmental agency or authority required under state or federal laws to be made by as employer of the Assigned Employees and to comply with all federal, state, and local tax regulations;

          (vi) The responsibility to prepare and file with the proper governmental agency or authority all returns and reports and comply with applicable reporting and record keeping rules required as employer, in connection with this Agreement;

          (vii)The right to retain direction and control over the adoption of employment and safety policies and the management of an occupational injury or workers' compensation claims, claims filing, or any related procedures;

          (viii) The responsibility to manage, maintain, collect, and make timely payments for (1) insurance premiums, (2) welfare benefits plans; and (3) other employee withholding.

     b) NEG agrees to reimburse Client for direct expenses, including any penalties, damages and/or attorney's fees actually paid by Client, resulting from NEG's failure to withhold taxes or failure to provide benefits for Assigned Employees in accordance with this Agreement. However, NEG shall not be liable in any event for Client's loss of profits, business goodwill, or any other consequential, special, or incidental damages.

7.   REPRESENTATIONS AND WARRANTIES OF CLIENT.

     Client warrants and represents to NEG that:

     a) All wages and compensation owed by Client to any Assigned Employee have been paid by Client.

     b) No agreement or arrangement exists with respect to any Assigned Employee that would obligate NEG to any person or entity, except as set forth in this Agreement.

     c) Any representations made by Client to NEG elsewhere in, or outside, this Agreement, concerning Client, are true for all of Client's operations, and all of its workers, wherever located.

     d) All of Client's pension and profit sharing and employee welfare benefit plans in existence (if any) are funded, reported current, and are in compliance with applicable law, and this Agreement shall not be deemed a breach under the terms of any of those plans.

     e) The Policy Information Page and/or the last periodic premium billing under Client's last workers' compensation insurance policy as provided to NEG by Client with this Agreement are true and correct.

8.   SAFE WORK ENVIRONMENT.

     a) Client will, at its own expense, comply with all applicable health and safety laws, regulations, ordinances, directives, and rules (including its joint duty with NEG to comply with those safety duties as stated in Section 6). Client will notify NEG of any workplace injury to an Assigned Employee within 24 hours on the "Injury Reporting Form" (Exhibit "H").

     b) If Client fails to promptly comply with any written safety or health recommendation from NEG or its agents, or with any provision under this Section 8, NEG may terminate this Agreement by written notice effective the later of (i) five working days after delivery of notice, or (ii) the end of NEG's next regular pay period. If Client does not desire to comply with any written safety recommendation, Client may terminate this Agreement by written notice effective the later of (i) five working days after delivery of notice, or (ii) the end of NEG's next regular pay period.

     c) Client shall assist in implementing the NEG's safety plan as provided to Client, or other safety plan previously implemented by Client and accepted in writing as policy by NEG. Client shall provide all personal protective equipment, as required by the safety plan or any federal, state or local law, regulation, ordinance, directive, or rule. NEG and Client will both ensure use of such equipment by Assigned Employees.

     d) NEG shall have the right (but not the obligation) to make periodic safety surveys, at its own expense, wherever Assigned Employees are working.

     e) Client shall assist NEG in implementing and enforcing the NEG Drug and Alcohol Policy (Exhibit "I") or other drug and alcohol policy accepted in writing as policy by NEG.

9.   INSPECTION AND CONFIDENTIALITY.

     NEG and NEG's workers' compensation insurance carrier shall have the right to inspect Client's premises, including any job site to which an Assigned Employee is assigned. To the extent possible, such inspection will be scheduled at a mutually convenient time. During the term of this Agreement, Client will allow NEG to review files, records, and similar items which relate to or are regularly used in operation of Client's business. Neither NEG, nor any of its officers, directors, shareholders, attorneys, affiliates, agents, or representatives, shall disclose to any third party any of the business information of Client, either directly or indirectly, during the term of this Agreement, or at any time thereafter, except as required by state or federal law.

10.  INDEMNIFICATIONS.

     a) Upon a showing by Client that Client has complied with all written NEG and governmental safety recommendations or directives, NEG shall indemnify, defend and hold harmless Client from all suits, actions, demands, damages, losses, or claims brought or made for or on account of a physically identifiable on-the-job injury suffered by, or death of, an Assigned Employee while in the course and scope of employment with, arising out of, or occasioned by, Assigned Employee's employment by NEG.

     b) NEG agrees to indemnify, hold harmless, protect and defend Client, its directors, officers and shareholders from any claims, expense and liabilities (including but not limited to reasonable attorney's fees and other costs and expenses of litigation) incident to the failure of NEG to pay Assigned Employees maintained hereunder, to pay withholding or employment taxes with respect to Assigned Employees, or to maintain a policy of statutory workers' compensation insurance covering Assigned Employees.

     c) Notwithstanding any other provision of this Agreement, Client agrees to indemnify, defend and hold harmless NEG, its agents, employees and representatives, from and against any and all liability, expense (including attorneys' fees) and claims for damages of any nature whatsoever, whether known or unknown which NEG may incur suffer, become liable for or which may be asserted or claimed against NEG, in whole or in part, as a result of the acts, errors or omissions of i) third parties, ii) Client, or iii) Assigned Employees, except as provided by Paragraph 10(a), or by any party arising out of any defect in personal or real property owned or provided by Client.

11.  ASSIGNMENT.

     Neither party shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

12.  NOTICES.

     All notices, requests and communications provided hereunder shall be in writing, and hand delivered or mailed by United States registered, certified, or express mail, return receipt requested, and addressed to the party's principal place of business as set forth in this Agreement adjacent the signature of each party (or to such other address provided in writing by such party).

13.  DEFAULT.

     Each of the following, without limitation, shall constitute a breach of this Agreement by Client: (1) failure to pay any sum due NEG within 10 days after delivery of notice of default, (2) knowingly committing any act that usurps any right or obligation of NEG as sole employer or co-employer of any Assigned Employee or (3) violation of any provision of this Agreement by Client. In event of dispute, the prevailing party shall be entitled to recover its attorneys' fees and costs of court.

14.  MISCELLANEOUS.

     a) This Agreement constitutes the entire agreement between the parties with regard to this subject matter, and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement supersedes and renders void and all previous written or oral agreements between the parties.

     b) THIS AGREEMENT MAY BE CHANGED ONLY BY WRITTEN AMENDMENT SIGNED BY BOTH PARTIES.

     c) Failure or delay by either party to demand performance or to claim a breach of any provision of this Agreement will not be construed as waiver of any subsequent breach nor otherwise affect this Agreement or prejudice either party in any subsequent action.

     d) Should any provision of this Agreement be held invalid or unenforceable, such provision shall be deleted or modified to the minimum extent necessary to make its application valid and enforceable, and the remainder of this Agreement shall remain enforceable to the greatest extent permitted by law.

     e) The paragraph headings of this Agreement are for reference only and shall not be considered in interpretation of this Agreement.

     f) This Agreement is between NEG and Client and creates no individual rights of Assigned Employees as against Client.

     g) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and all obligations of Client created hereunder are performable in Dallas County. Venue for any action arising under this Agreement shall lie only in Dallas County, Texas.

     h) The following exhibits are attached to this Agreement and incorporated herein by reference for all purposes:

                    EXHIBIT "A": Payroll Register and Fee Schedule

                    EXHIBIT "B": Staff Leasing Services Act and TAC Chapter 72 Rules

                    EXHIBIT "C": Notices required under the Texas Workers' Compensation Act

                    EXHIBIT "D": Employment Agreement

                    EXHIBIT "E": Staff Leasing Services Act Notice Card

                    EXHIBIT "F": Staff Leasing Services Act Notice Poster

                    EXHIBIT "G": Designation of Supervisor Form

                    EXHIBIT "H": Injury Reporting Forms and Authorizations

                    EXHIBIT "I": Drug and Alcohol Policy

     This AGREEMENT is duly executed effective this 15th day of December, 1995.

NETWORK EMPLOYERS GROUP, INC.:


By: /s/ Randy Evan                         Address:    5025 Arapaho,
Title: President                                       Suite 475
                                                       Dallas, TX 75248

                                           Phone:      (214) 789-3950
                                           Fax:        (214) 789-3990


CLIENT: Electronic Transmission Corporation


By: /s/ L. Cade Havard                     Address:    5025 Arapaho,
Title: Chairman, CEO                                   Suite 515
                                                       Dallas, TX 75248

                                           Phone:      (214) 980-0900
                                           Fax:        (214) 980-0929

                                  EXHIBIT 10.7

                                  EXHIBIT 10.7


                       EMPLOYMENT AND SETTLEMENT AGREEMENT


     This Employment and Settlement Agreement (this "Agreement") is made and entered into this 2nd day of January, 1995, by and among Electronic Transmission Corporation, and L. Cade Havard, an individual resident in Dallas County, Texas ("Mr. Havard").

     ETC has been developing a business of electronically editing and transmitting medical and dental claims from health care providers to entities that pay such claims. ETC anticipates entering into a series of transactions (the "Merger") whereby Solo Petroleums Ltd. ("Solo") will acquire all outstanding shares of common stock of ETC (the "ETC Stock") in exchange for shares of common stock of Solo ("Solo Stock"). Mr. Havard has (i) devoted considerable time and effort to assisting ETC in developing this business since January 1994; (ii) contributed approximately $1,000,000 to the development of this business: and (iii) contributed computer equipment and software to this business; and ETC owes compensation to Mr. Havard for these services and contributions. In addition, ETC now desires to employ Mr. Havard as its Chief Executive Officer, and Mr. Havard desires to accept such employment with ETC, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Mr. Havard hereby agree as follows.

     1. Employment. ETC hereby employs Mr. Havard, and Mr. Havard hereby accepts employment by ETC, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Mr. Havard. Mr. Havard shall serve in the capacity Chief Executive Officer of ETC, subject at all times to the terms and conditions hereof and to the ultimate control and direction of the Board of Directors of ETC. In that capacity, Mr. Havard shall have responsibility for assisting in developing and administering the business of ETC for the long term benefit of its stockholders, and in accordance with industry standards. During the term of this Agreement, Mr. Havard shall devote most of his entire business time and efforts to the performance of the duties and responsibilities contained in this Agreement, though it is recognized that Mr. Havard owns business interests unrelated to ETC.

     3. Compensation. As compensation for his services rendered to ETC in the capacities set forth above, ETC shall pay to Mr. Havard a base salary at a rate not less than one hundred eighty thousand dollars ($180,000.00) per year. This will be paid to him at the rate of eight thousand dollars ($8,000) per month until ETC has two consecutive months of showing a profit. At that time Mr. Havard may elect to receive fifteen thousand dollars ($15,000) per month. Mr. Havard also has the option of receiving all or part of the balance owed him at the end of 1995 or in 1996. It is contemplated that such compensation will be increased significantly after the first year of the term of this Agreement, and that Mr. Havard will receive annual raises consistent with performance and will receive an annual bonus in an amount equal to three percent (3%) of the gross pretax net profits of ETC as well as yearly "cost of living" adjustments. Mr. Havard shall have rights to stock options to purchase ETC stock, such options being sufficient for him to obtain at least twenty percent (20%) of all ETC stock options granted at any time.

     4. Benefits. During the term hereof, Mr. Havard shall be entitled to participate in all benefit plans, including stock option plans, provided by ETC on the same basis as other ETC officers and will additionally receive free medical insurance. ETC reserves the right unilaterally to modify, amend, or terminate any such plans and programs at any time and from time to time during the term of this Agreement. Mr. Havard shall be entitled to six weeks of paid vacation time each year and will be provided with a company car of his choice. Mr. Havard may perform all of his duties while living in Dallas, Texas and may not be relocated against his will. Should Mr. Havard die during the term of this agreement. ETC must offer his heirs the option of selling Mr. Havard's stock to ETC at the highest price that has ever been paid for such stock sold in an "arms length" transaction.

     5. Reimbursement of Expenses. ETC shall reimburse Mr. Havard for all expenses actually incurred by him in connection with ETC business, provided that such expenses are reasonable and are in accordance with ETC policies. Such reimbursement shall be made to Mr. Havard upon appropriate documentation of such expenditures in accordance with ETC policies.

     6. Term. The term of this Agreement shall be for the period commencing on January 1, 1995, and ending on December 31, 2010, subject to earlier termination as provided in Section 7. The term of this Agreement may be extended beyond December 31, 2010, by mutual consent of ETC and Mr. Havard. Mr. Havard may terminate this Agreement at any time without penalty.

     7. Termination. This Agreement and Mr. Havard's employment hereunder shall terminate in the event of Mr. Havard's death. If Mr. Havard becomes permanently disabled (as determined by the ETC Board of Directors) for two consecutive years, ETC may terminate this Agreement as Mr. Havard's early retirement by paying one year's salary as severance pay, plus providing health insurance to Mr. Havard for life, and allowing him to participate in any existing retirement program

Employment and Settlement Agreement Between ETC and L. Cade Havard
Page 2


in place at the time. ETC must also offer to buy Mr. Havard's stock at the highest price that has ever been paid for such stock sold in an "arms length" transaction. This Agreement and Mr. Havard's employment hereunder may be terminated by ETC "for cause" at any time the ETC Board of Directors determines, in the exercise of its good faith judgment, that Mr. Havard has engaged in gross malfeasance or willful misconduct in performing his duties hereunder and that his continued employment by ETC no longer is in the best interests of ETC.

     8. Noncompetition for Existing Clients After Term. Mr. Havard agrees, for a period of two years after the expiration of the term hereof, not to solicit, on his own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC did business, during the term hereof. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Mr. Havard, without this covenant.

     9. Nondisclosure of Information and Trade Secrets. During his employment hereunder and thereafter, Mr. Havard will not disclose to any person or entity not directly connected with ETC, or use for his own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its affiliates, or any of the business relationships between ETC or its affiliates and any of their business partners or customers, unless such disclosure shall be in direct connection with or a part of Mr. Havard's performance of his duties hereunder. The provisions of this section shall survive any termination of this Agreement.

     10. ETC Stock for Services. As additional compensation for his services, Mr. Havard shall be offered options to purchase blocks of 100,000 shares of ETC stock for one hundred dollars ($100.00) per block. These options shall be open for five years from the date given. ETC stock options shall be issued to Mr. Havard on the following schedule if, on the dates specified below, he then remains in the employment of ETC hereunder.

                  Date                              Number of Shares of Stock
                  ----                              -------------------------

                  Consummation of Merger with Solo           100,000
                  January 1, 1996                            100,000
                  January 1, 1997                            100,000
                  January 1, 1998                            100,000

     Mr. Havard represents and warrants that:

     (a) he has received and carefully read this Agreement and the materials prepared by ETC regarding its respective businesses and statuses, is familiar with and understands them, has based his investment decision on the information contained therein, and has not asked any questions or requested any materials of ETC which have not been answered or supplied; and

     (b) he (i) is acquiring the Stock for his own account for investment and not with a view to distribution or resale thereof, (ii) meets the suitability standards for an investment in the Stock as set forth in the Securities Act of 1933, all applicable U.S. state and Canadian and provincial securities laws, and all applicable regulations under any of the foregoing (collectively the "Securities Laws and Regulations"), (iii) understands that the Stock, and the issuance thereof, have not been registered under the Securities Laws and Regulations and are not expected to be so registered, (iv) will not sell or otherwise transfer the Stock except in compliance with the Securities Laws and Regulations, and (v) resides at his address as set forth in section 11 below.

     11. Unauthorized Termination. If ETC shall terminate Mr. Havard's employment hereunder prior to the expiration of the term hereof, other than "for cause" as set forth above, and recognizing that there is no right so to terminate such employment, then ETC shall promptly pay to Mr. Havard as liquidated damages in immediately available funds all compensation for the remainder of the term hereof under section 3 above, all shares of Stock not theretofore issued to Mr. Havard under section 10 above shall promptly be issued to him, and ETC must purchase all his ETC stock at the highest price that has ever been paid for such stock in an "arms length" transaction. Mr. Havard shall also receive an amount each year until the end of this contract term equal to what his yearly raises and bonuses would have been had he remained employed by ETC, and ETC must purchase the company car provided to Mr. Havard and transfer the title to him. If ETC shall remove Mr. Havard from the offices set forth in section 2 above, or significantly change his duties as set forth therein, without his consent, then Mr. Havard at his option may treat such actions as an unauthorized termination under this section 11. As further liquidated damages, Mr. Havard will be treated as an early retiree and ETC must provide free medical insurance coverage to Mr. Havard for the rest of his life, and Mr. Havard shall have the option to participate in all pension and profit sharing programs as other ETC directors and employees.

     12. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any party may specify hereunder:

Employment and Settlement Agreement Between ETC and L. Cade Havard
Page 3


                         If to ETC:         Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention:  Mr. L. Cade Havard,
                                              Chief Executive Officer

                  If to Mr. Havard:         Mr. L. Cade Havard
                                            2608 Fairbourne Cr.
                                            Plano, Texas 75093

     13.  Mandatory  Arbitration.  Any  controversy  or claim  arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     14. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. However, this Agreement and the provisions hereof are subject to amendment or modification to comply with any requirements of duly appointed regulatory bodies. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

                                             ELECTRONIC TRANSMISSION CORPORATION


                                             By: /s/ L. Cade Havard
                                                 L. Cade Havard
                                                 Chairman and Chief Executive
                                                     Officer


                                             MR. HAVARD


                                             /s/ L. Cade Havard
                                             L. Cade Havard

                                  EXHIBIT 10.8

                                  EXHIBIT 10.8


                       EMPLOYMENT AND SETTLEMENT AGREEMENT


     This Employment and Settlement Agreement (this "Agreement") is made and entered into this 4th day of December, 1995, by and among Electronic Transmission Corporation, and Elaine Boze, an individual resident in Denton County, Texas ("Ms. Boze").

     ETC has been developing a business of electronically editing and transmitting medical and dental claims from health care providers to entities that pay such claims. ETC anticipates entering into a series of transactions (the "Merger") whereby Solo Petroleums Ltd. ("Solo") will acquire all outstanding shares of common stock of ETC (the "ETC Stock") in exchange for shares of common stock of Solo ("Solo Stock"). Ms. Boze has (i) devoted considerable time and effort to assisting ETC in developing this business since June 1995; (ii) contributed to the development of this business; and (iii) contributed computer equipment and software to this business; and ETC owes compensation to Ms. Boze for these services and contributions. In addition, ETC now desires to employ Ms. Boze as its General Counsel, and Ms. Boze desires to accept such employment with ETC, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Ms. Boze hereby are as follows.

     1. Employment. ETC hereby employs Ms. Boze, and Ms. Boze hereby accepts employment by ETC, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Ms. Boze. Ms. Boze shall serve in the capacity of General Counsel of ETC, subject at all times to the terms and conditions hereof and to the ultimate control and direction of the Board of Directors of ETC. In that capacity, Ms. Boze shall have responsibility for preparing and reviewing legal documents for ETC and giving opinions on Texas and federal law when requested. During the term of this Agreement, Ms. Boze shall devote thirty (30) hours per week of her business time and efforts to the performance of the duties and responsibilities contained in this Agreement. ETC will provide an office, two telephone lines, and a secretary, all of which may be used by Ms. Boze for her private law practice as well as for performing work for ETC.

     3. Compensation. As compensation for her services rendered to ETC in the capacities set forth above, ETC shall pay to Ms. Boze a base salary at a rate not less than sixty thousand dollars ($60,000.00) per year, net of any deductions for taxes and other authorized deductions. When ETC's revenues reach one hundred thousand dollars ($100,000) per month, a review will be made for a salary increase. Thereafter, there will be annual reviews for raises and bonuses as declared by the Board of Directors. Ms. Boze shall have rights to stock options to purchase ETC stock, such options being equal to the percent her total salary is to the total salaries paid (L. Cade Havard's salary excluded), such percentage then applied to 80% of the options issued by ETC.

     4. Benefits. During the term hereof, Ms. Boze shall be entitled to participate in all benefit plans, including stock option plans, provided by ETC on the same basis as ETC officers and will additionally receive free medical insurance for herself. ETC reserves the right unilaterally to modify, amend, or terminate any such plans and programs at any time and from time to time during the term of this Agreement. Ms. Boze shall be entitled to four weeks of paid vacation time each year which may be scheduled to allow her to do work for the Methodist Church. Ms. Boze may perform all of her duties while living in Dallas, Texas and may not be relocated against her will.

     5. Reimbursement of Expenses. ETC shall reimburse Ms. Boze for all expenses actually incurred by her in connection with ETC business, provided that such
expenses  are  reasonable  and  are  in  accordance  with  ETC  policies.   Such
reimbursement shall be made to Ms. Boze upon appropriate documentation of such expenditures in accordance with ETC policies.

     6. Term. The term of this Agreement shall be for the period commencing on January 1, 1996, and ending on December 31, 1998, subject to earlier termination as provided in Section 7. The term of this Agreement may be extended beyond December 31, 1998, by mutual consent of ETC and Ms. Boze. Ms. Boze may terminate this Agreement at any time without penalty.

     7. Termination. This Agreement and Ms. Boze's employment hereunder shall terminate in the event of Ms. Boze's death. If Ms. Boze becomes permanently disabled (as determined by the ETC Board of Directors), ETC may terminate

Employment and Settlement Agreement Between ETC and Elaine Boze
Page 2


this Agreement as Ms. Boze's early retirement by paying one year's salary as severance pay, plus providing health insurance to Ms. Boze for life, and allowing her to participate in any existing retirement program in place at the time. This Agreement and Ms. Boze's employment hereunder may be terminated by ETC "for cause" at any time the ETC Board of Directors determines, in the exercise of its good faith judgment, that Ms. Boze has engaged in gross malfeasance or willful misconduct in performing her duties hereunder and that her continued employment by ETC no longer is in the best interests of ETC.

     8. Noncompetition for Existing Clients After Term. Ms. Boze agrees, for a period of two years after the expiration of the term hereof, not to solicit, on her own behalf or on behalf of any future employer or other entity, any business done by ETC from any entity with which ETC did business, during the term hereof. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Ms. Boze, without this covenant.

     9. Nondisclosure of Information and Trade Secrets. During her employment hereunder and thereafter, Ms. Boze will not disclose to any person or entity not directly connected with ETC, or use for her own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its affiliates, or any of the business relationships between ETC or its affiliates and any of their business partners or customers, unless such disclosure shall be in direct connection with or a part of Ms. Boze's performance of her duties hereunder. The provisions of this section shall survive any termination of this Agreement.

     10. Unauthorized Termination. If ETC shall terminate Ms. Boze's employment hereunder prior to the expiration of the term hereof, other than "for cause" as set forth above, and recognizing that there is no right so to terminate such employment, then ETC shall promptly pay to Ms. Boze as liquidated damages an amount equal to twenty-five percent (25%) of all salary due for the remainder of the term hereof under section 3 above, such amount payable at Ms. Boze's current salary rate until the balance is paid. Should there be a sale of ETC other than to Solo Petroleums, Ltd. or change of control from ETC's current management, the following provisions will apply. Ms. Boze shall receive an amount each year until the end of this contract term equal to what her yearly salary, raises and bonuses would have been had she remained employed by ETC. If ETC shall remove Ms. Boze from the office set forth in section 2 above, or significantly change her duties as set forth therein, without her consent, then Ms. Boze at her option may treat such actions as an unauthorized termination under this section
10. As further liquidated damages, Ms. Boze will be treated as an early retiree and ETC must provide free medical insurance coverage to Ms. Boze for the rest of her life, and Ms. Boze shall have the option to participate in all pension and profit sharing programs as other ETC directors and employees.

     11. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any party may specify hereunder:

                       If to ETC:           Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention: Mr. L. Cade Havard, Chief
                                                Executive Officer

                  If to Ms. Boze:           Ms. Elaine Boze
                                            3701 Verlaine Drive
                                            Carrollton, Texas 75007

     12.  Mandatory  Arbitration.  Any  controversy  or claim  arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     13. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. However, this Agreement and the provisions hereof are subject to amendment or modification to comply with any requirements of duly appointed regulatory bodies. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement.

Employment and Settlement Agreement Between ETC and Elaine Boze
Page 3


This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

                                            ELECTRONIC TRANSMISSION CORPORATION


                                            By: /s/ L. Cade Havard
                                                L. Cade Havard
                                                Chairman and Chief Executive
                                                    Officer


                                            MS. BOZE


                                            /s/ Elaine Boze
                                            Elaine Boze

                                  EXHIBIT 10.9

                                  EXHIBIT 10.9


                       EMPLOYMENT AND SETTLEMENT AGREEMENT


     This Employment and Settlement Agreement (this "Agreement") is made and entered into this 1st day of March, 1995, by and among Electronic Transmission Corporation, and Tim Powell, an individual resident in Dallas County, Texas ("Mr. Powell").

     ETC has been developing a business of electronically editing and transmitting medical and dental claims from health care providers to entities that pay such claims. ETC anticipates entering into a series of transactions (the "Merger") whereby Solo Petroleums Ltd. ("Solo") will acquire all outstanding shares of common stock of ETC (the "ETC Stock") in exchange for shares of common stock of Solo ("Solo Stock"). Mr. Powell has (i) devoted considerable time and effort to assisting ETC in developing this business since September, 1994; (ii) contributed to the development of this business, and (iii) contributed computer equipment and software to this business; and ETC owes compensation to Mr. Powell for these services and contributions. In addition, ETC now desires to employ Mr. Powell as its Vice-President of Data Services, and Mr. Powell desires to accept such employment with ETC, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Mr. Powell hereby agree as follows.

     1. Employment. ETC hereby employs Mr. Powell, and Mr. Powell hereby accepts employment by ETC, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Mr. Powell. Mr. Powell shall serve in the capacity of Vice-President of Data Services of ETC, subject at all times to the terms and conditions hereof and to the ultimate control and direction of the Board of Directors of ETC. In that capacity, Mr. Powell shall have responsibility for assisting in developing and administering the business of ETC for the long term benefit of its stockholders, and in accordance with industry standards. During the term of this Agreement, Mr. Powell shall devote most of his entire business time and efforts to the performance of the duties and responsibilities contained in this Agreement.

     3. Compensation. As compensation for his services rendered to ETC in the capacities set forth above, ETC shall pay to Mr. Powell a base salary at a rate not less than seventy-two thousand dollars ($72,000.00) per year, paid as specified by Mr. Powell. When ETC's revenues reach one hundred thousand dollars ($100,000) per month, a review will be made for a salary increase. Thereafter, there will be annual reviews for raises and bonuses as declared by the Board of Directors. Mr. Powell shall have rights to stock options to purchase ETC stock, such options being equal to the percent his total salary is to the total salaries paid (L. Cade Havard's salary excluded), such percentage then applied to 80% of the options issued by ETC.

     4. Benefits. During the term hereof, Mr. Powell shall be entitled to participate in all benefit plans, including stock option plans, provided by ETC on the same basis as other ETC officers and will additionally receive free medical insurance for himself. ETC reserves the right unilaterally to modify, amend, or terminate any such plans and programs at any time and from time to time during the term of this Agreement. Mr. Powell shall be entitled to three weeks of paid vacation time each year. Mr. Powell may perform all of his duties while living in Dallas, Texas and may not be relocated against his will.

     5. Reimbursement of Expenses. ETC shall reimburse Mr. Powell for all expenses actually incurred by him in connection with ETC business, provided that such expenses are reasonable and are in accordance with ETC policies. Such reimbursement shall be made to Mr. Powell upon appropriate documentation of such expenditures in accordance with ETC policies.

     6. Term. The term of this Agreement shall be for the period commencing on March 1, 1995, and ending on December 31, 1998, subject to earlier termination as provided in Section 7. The term of this Agreement may be extended beyond December 31, 1998, by mutual consent of ETC and Mr. Powell. Mr. Powell may terminate this Agreement at any time without penalty.

     7. Termination. This Agreement and Mr. Powell's employment hereunder shall terminate in the event of Mr. Powell's death. If Mr. Powell becomes permanently disabled (as determined by the ETC Board of Directors), ETC may terminate this Agreement as Mr. Powell's early retirement by paying one year's salary as severance pay, plus providing health insurance to Mr. Powell for life, and allowing him to participate in any existing retirement program in place at the time. This Agreement and Mr. Powell's employment hereunder may be terminated by ETC "for cause" at any time the ETC Board of

Employment and Settlement Agreement Between ETC and Tim Powell
Page 2



Directors determines, in the exercise of its good faith judgment, that Mr. Powell has engaged in gross malfeasance or willful misconduct in performing his duties hereunder and that his continued employment by ETC no longer is in the best interests of ETC.

     8. Noncompetition for Existing Clients After Term. Mr. Powell agrees, for a period of two years after the expiration of the term hereof, not to solicit, on his own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC did business, during the term hereof. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Mr. Powell, without this covenant.

     9. Nondisclosure of Information and Trade Secrets. During his employment hereunder and thereafter, Mr. Powell will not disclose to any person or entity not directly connected with ETC, or use for his own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its affiliates, or any of the business relationships between ETC or its affiliates and any of their business partners or customers, unless such disclosure shall be in direct connection with or a part of Mr. Powell's performance of his duties hereunder. The provisions of this section shall survive any termination of this Agreement.

     10. Unauthorized Termination. If ETC shall terminate Mr. Powell's employment hereunder prior to the expiration of the term hereof, other than "for cause" as set forth above, and recognizing that there is no right so to terminate such employment, then ETC shall promptly pay to Mr. Powell as liquidated damages an amount equal to twenty-five percent (25%) of all salary due for the remainder of the term hereof under section 3 above, such amount payable at Mr. Powell's current salary rate until the balance is paid. Should there be a sale of ETC other than to Solo Petroleums, Ltd. or change of control from ETC's current management, the following provisions will apply. Mr. Powell shall receive an amount each year until the end of this contract term equal to what his yearly salary, raises and bonuses would have been had he remained employed by ETC. If ETC shall remove Mr. Powell from the office set forth in section 2 above, or significantly change his duties as set forth therein, without his consent, then Mr. Powell at his option may treat such actions as an unauthorized termination under this section 10. As further liquidated damages, Mr. Powell will be treated as an early retiree and ETC must provide free medical insurance coverage to Mr. Powell for the rest of his life, and Mr. Powell shall have the option to participate in all pension and profit sharing programs as other ETC directors and employees.

     11. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any party may specify hereunder:

                         If to ETC:         Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention: Mr. L. Cade Havard, Chief
                                                 Executive Officer

                  If to Mr. Powell:         Mr. Tim Powell
                                            2661 Midway Road, #224-194
                                            Carrollton, Texas 75006-2359

     12.  Mandatory  Arbitration.  Any  controversy  or claim  arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     13. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. However, this Agreement and the provisions hereof are subject to amendment or modification to comply with any requirements of duly appointed regulatory bodies. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be

Employment and Settlement Agreement Between ETC and Tim Powell
Page 3



an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

                                             ELECTRONIC TRANSMISSION CORPORATION


                                             By: /s/ L. Cade Havard
                                                 L. Cade Havard
                                                 Chairman and Chief Executive
                                                       Officer


                                              MR. POWELL


                                                 /s/ Tim Powell
                                                 Tim Powell

                                  EXHIBIT 10.10

                                  EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made and entered into this 1st day of May, 1996, by and among Electronic Transmission Corporation, a Texas corporation ("ETC"), and Ann Compton McDearmon ("Ms. McDearmon").

     ETC now desires to employ Ms. McDearmon as Executive Vice President, Marketing and Ms. McDearmon desires to accept such employment with ETC, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Ms. McDearmon hereby agree as follows.

     1. Employment. ETC hereby employs Ms. McDearmon, and Ms. McDearmon hereby accepts employment by ETC, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Ms. McDearmon. Ms. McDearmon shall serve in the capacity of Executive Vice President and Director of Marketing, subject at all times to the terms and conditions hereof and to the ultimate control and direction of the President, the Chief Executive Officer, and the Board of Directors of ETC. In that capacity, Ms. McDearmon shall have a substantial role in the marketing by ETC of the services it offers to its clients. Ms. McDearmon shall not make any agreements, representations, or performance guarantees, or execute or agree to any instruments or contracts, on behalf of ETC or any of its subsidiaries or affiliates without prior consent of ETC's chief executive officer or Board of Directors. During the term of this Agreement, Ms. McDearmon shall devote her entire business day and efforts to the performance of the duties and responsibilities contained in this Agreement.

     3. Compensation. As compensation for her services rendered to ETC in the capacities set forth above, ETC shall pay to Ms. McDearmon a base salary of forty-eight thousand dollars ($48,000) per year and shall receive a commission of nine percent (9%) of all gross income generated from sales to companies brought to ETC by her. She shall also receive a commission of two percent (2%) of all gross income generated from sales to companies brought to ETC by Marsha Wilcox. Gross income shall be calculated for each calendar month during the term hereof by (i) determining the gross income received by ETC in immediately available funds during such calendar month from commissions, administrative and other fees, fees for editing and transmitting claims and other direct sources, from accounts credited to Ms. McDearmon, and (ii) subtracting any third party subcontractor or consultant or other third party expenses incurred by ETC with respect to such accounts during such calendar month. The percentages specified above of the gross income so calculated for each calendar month during the term hereof, less any authorized deductions, shall be paid to Ms. McDearmon in the next calendar month. There shall be no carry-over from one month to the next of any negative net income.

     Commissions shall continue for the life of the above described accounts so long as this Agreement or any extension thereof is in effect. If this Agreement is terminated or not renewed, commissions shall be paid on said accounts for one year after termination or non-renewal. Should this Agreement be terminated without cause by ETC, the liquidated damages shall be payment of commissions to Ms. McDearmon for the remainder of the term of this Agreement and for one year thereafter.

     Ms. McDearmon hereby assigns her twenty-five percent (25%) interest in Claims, Etc. to ETC.

     4. Benefits. During the term hereof, Ms. McDearmon shall be entitled to participate in any benefit plans, stock option plans, and medical insurance programs, provided by ETC on the same basis as other ETC employees.

     5. Reimbursement of Expenses. ETC shall reimburse Ms. McDearmon for all expenses actually incurred by her in connection with ETC business, provided that such expenses are reasonable and are in accordance with ETC policies. Such reimbursement shall be made to Ms. McDearmon upon appropriate documentation of such expenditures in accordance with ETC policies.

     6. Term. The term of this Agreement shall be for the period commencing on May 1, 1996, and ending on December 31, 1998, subject to earlier termination as provided in Section 7. The term of this Agreement may be extended beyond December 31, 1998, by mutual consent of ETC and Ms. McDearmon.

     7. Termination. This Agreement and Ms. McDearmon's employment hereunder shall terminate in the event of Ms. McDearmon's death or if Ms. McDearmon becomes permanently disabled as determined by the ETC board of Directors.

Employment and Settlement Agreement Between ETC and Ann
  McDearmon
Page 2



This Agreement and Ms. McDearmon's employment hereunder may be terminated by ETC "for cause" at any time the ETC Board of Directors determines, in the exercise of its good faith judgment, that Ms. McDearmon has engaged in gross malfeasance or willful misconduct in performing her duties hereunder and that her continued employment by ETC no longer is in the best interests of ETC. Ms. McDearmon may terminate this agreement at any time.

     8. Noncompetition for Existing Clients After Termination. Ms. McDearmon agrees, for a period of six months after the termination of this Agreement, not to solicit, on her own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC or any of its subsidiaries did business during the term hereof, unless Ms. McDearmon purchases Claims, Etc. In that event, she may continue that business but may not solicit any ETC business outside of Claims, Etc. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Ms. McDearmon, without this covenant.

     9. Nondisclosure of Information and Trade Secrets. During her employment hereunder and thereafter, Ms. McDearmon will not disclose to any person or entity not directly connected with ETC, or use for her own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its subsidiaries or affiliates, or any of the business relationships between ETC or its subsidiaries or affiliates and any of their business partners or customers, unless such disclosure shall be in direct connection with or a part of Ms. McDearmon's performance of her duties hereunder. All software development code written while Ms. McDearmon is employed by ETC will be the intellectual property of ETC and will be protected by ETC copyrights. The provisions of this section shall survive any termination of this Agreement.

     10. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any party may specify hereunder:

                  If to ETC:                Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention: Mr. L. Cade Havard, Chief
                                                  Executive Officer

                  If to Ms. McDearmon:      Ms. Ann McDearmon
                                            6503 N. Ridge
                                            Dallas, Texas 75214

     11. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. This Agreement replaces all other agreements between the parties, including but not limited to the Employment Agreement dated December 27, 1996. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Employment and Settlement Agreement Between ETC and Ann
  McDearmon
Page 3



     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

                                             ELECTRONIC TRANSMISSION CORPORATION


                                                     By:  /s/ L. Cade Havard
                                                          L. Cade Havard
                                                          Chairman and Chief
                                                              Executive Officer


                                                     MS. McDEARMON


                                                     /s/ Ann Compton McDearmon
                                                     Ann Compton McDearmon

                                  EXHIBIT 10.11

                                  EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made and entered into this 1st day of April, 1996, between Electronic Transmission Corporation ("ETC"), and Louann C. Smith, an individual resident in Dallas County, Texas ("Ms. Smith").

     ETC has been developing a business of electronically editing and transmitting medical and dental claims from health care providers to entities that pay such claims. ETC desires to employ Ms. Smith as its Corporate Secretary, Treasurer and Controller, and Ms. Smith desires to accept such employment with ETC, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Ms. Smith hereby agree as follows.

     1. Employment. ETC hereby employs Ms. Smith, and Ms. Smith hereby accepts employment by ETC, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Ms. Smith. Ms. Smith shall serve in the capacity of Corporate Secretary, Treasurer and Controller of ETC, subject at all times to the terms and conditions hereof and to the ultimate control and direction of the Board of Directors of ETC. In that capacity, Ms. Smith shall have responsibility for keeping all the corporate and financial records of ETC. During the term of this Agreement, Ms. Smith shall devote all of her entire business time and efforts to the performance of the duties and responsibilities contained in this Agreement.

     3. Compensation. As compensation for her services rendered to ETC in the capacities set forth above, ETC shall pay to Ms. Smith a salary at a rate of fifty thousand dollars ($50,000.00) per year. Thereafter, there will be annual reviews for raises and bonuses as declared by the Board of Directors.

     4. Benefits. During the term hereof, Ms. Smith shall be entitled to participate in all benefit plans, including stock option plans, provided by ETC on the same basis as other ETC officers and will additionally receive free medical insurance for herself. ETC reserves the right unilaterally to modify, amend or terminate any such plans and programs at any time and from time to time during the term of this Agreement. Ms. Smith shall be entitled to two weeks of paid vacation time each year. Ms. Smith may perform all of her duties while living in Dallas, Texas and may not be relocated against her will.

     5. Reimbursement of Expenses. ETC shall reimburse Ms. Smith for all expenses actually incurred by her in connection with ETC business, provided that such expenses are reasonable and are in accordance with ETC policies. Such reimbursement shall be made to Ms. Smith upon appropriate documentation of such expenditures in accordance with ETC policies.

     6. Term. The term of this Agreement shall be for the period commencing on April 1, 1996, and ending on December 31, 1998, subject to earlier termination as provided in Section 7. The term of this Agreement may be extended beyond December 31, 1998, by mutual consent of ETC and Ms. Smith. Ms. Smith may terminate this Agreement at any time without penalty.

     7. Termination. This Agreement and Ms. Smith's employment hereunder shall terminate in the event of Ms. Smith's death. If Ms. Smith becomes permanently disabled (as determined by the ETC Board of Directors), ETC may terminate this Agreement as Ms. Smith's early retirement by paying one year's salary as severance pay, plus providing health insurance to Ms. Smith for life, and allowing her to participate in any existing retirement program in place at the time. This Agreement and Ms. Smith's employment hereunder may be terminated by ETC "for cause" at any time the ETC Board of Directors determines, in the exercise of its good faith judgment, that Ms. Smith has engaged in gross malfeasance or willful misconduct in performing her duties hereunder and that her continued employment by ETC no longer is in the best interests of ETC.

     8. Noncompetition for Existing Clients After Term. Ms. Smith agrees, for a period of two years after the expiration of the term hereof, not to solicit, on her own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC did business, during the term hereof. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Ms. Smith, without this covenant.

Employment Agreement Between ETC and Louann Smith
Page 2




     9. Nondisclosure of Information and Trade Secrets. During her employment hereunder and thereafter, Ms. Smith will not disclose to any person or entity not directly connected with ETC, or use for her own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its affiliates, or any of the business relationships between ETC or its affiliates and any of their business partners or customers, unless such disclosure shall be in direct connection with or a part of Ms. Smith's performance of her duties hereunder. The provisions of this section shall survive any termination of this Agreement.

     10. Unauthorized Termination. If ETC shall terminate Ms. Smith's employment hereunder prior to the expiration of the term hereof, other than "for cause" as set forth above, and recognizing that there is no right so to terminate such employment, then ETC shall promptly pay to Ms. Smith as liquidated damages an amount equal to twenty-five percent (25%) of all salary due for the remainder of the term hereof under section 3 above, such amount payable at Ms. Smith's current salary rate until the balance is paid. Should there be a sale of ETC other than to ETC Transaction Corporation or change of control from ETC's current management, the following provisions will apply. Ms. Smith shall receive an amount each year until the end of this contract term equal to what her yearly salary, raises and bonuses would have been had he remained employed by ETC. If ETC shall remove Ms. Smith from the office set forth in section 2 above, or significantly change her duties as set forth therein, without her consent, then Ms. Smith at her option may treat such actions as an unauthorized termination under this section 10. As further liquidated damages, Ms. Smith will be treated as an early retiree and ETC must provide free medical insurance coverage to Ms. Smith for the rest of her life, and Ms. Smith shall have the option to participate in all pension and profit sharing programs as other ETC directors and employees.

     11. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any party may specify hereunder:

                           If to ETC:       Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention: Mr. L. Cade Havard, Chief
                                                Executive Officer

                     If to Ms. Smith:       Ms. Louann C. Smith
                                            16300 Ledgemont Lane, #106
                                            Addison, Texas 75248

     12.  Mandatory  Arbitration.  Any  controversy  or claim  arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     13. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. However, this Agreement and the provisions hereof are subject to amendment or modification to comply with any requirements of duty appointed regulatory bodies. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Employment Agreement Between ETC and Louann Smith
Page 3



     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

                                          ELECTRONIC TRANSMISSION CORPORATION


                                          By: /s/ L. Cade Havard
                                              L. Cade Havard
                                              Chairman and Chief Executive
                                                   Officer


                                              MS. SMITH


                                              /s/ Louann C. Smith
                                              Louann C. Smith

                                  EXHIBIT 10.12

                                  EXHIBIT 10.12


                       SETTLEMENT AND EMPLOYMENT AGREEMENT


     This Settlement and Employment Agreement (this "Agreement") is made and entered into this 1st day of May, 1996 (the "Effective Date"), by and between Electronic Transmission Corporation, a Texas corporation ("ETC"), and Roy W. Mers, collectively referred to as "Employee". ETC desires to retain Employee to assist ETC, and Employee desires to accept such retainer, all on the following terms and subject to the following conditions.

     NOW, THEREFORE, ETC and Employee hereby agree as follows.

     1. Employment. ETC hereby retains Employee as an independent Employee to ETC, and Employee hereby accepts such retainer, for the term and compensation and subject to the terms and conditions hereinafter set forth.

     2. Duties of Employee. Employee shall assist ETC in obtaining financing for ETC's business ventures. During the term of this Agreement, Employee will not market, provide or recommend any products or services which might compete with those offered, or contemplated to be offered, by ETC. ETC recognizes that Employee is involved with various other business endeavors for his own account and for third parties. Specifically, Employee's rights to the Managed Vision Care project developed with Sterling National Corporation and all rights and revenues attributable thereto belong solely to Employee and survive any termination of this Agreement.

     3. Compensation. As compensation for services rendered to ETC in the capacities set forth above, ETC shall pay to Employee compensation for each calendar month during the term hereof for funding obtained through Employee's efforts as follows:

     (a) For all capital invested by private investors for which no commission is due to any other funding source ETC will pay Employee a fee of ten percent (10%) of the capital invested.

     (b) On additional capital provided by any investment banking or brokerage group to which a commission is due, a fee will be paid to Employee on a "Lehman Formula" five per cent (5%) on the first one million dollars ($1,000,000), four percent (4%) on the second million dollars, three per cent on the third million dollars, two percent (2%) on the fourth million dollars and one percent (1%) on the capital raised in excess of five million dollars.

     (c) On any loans generated or credit lines established by Employee on behalf of ETC, ETC will pay a fee of two percent (2%) of the loan amount or maximum amount used on any credit line.

     (d) Employee will additionally be compensated with ETC stock at a rate of one hundred thousand (100,000) shares for the first one million dollars ($ 1,000,000) of capital raised, seventy-five thousand (75,000) shares for the second million dollars of capital raised, fifty thousand (50,000) shares for the third million dollars of capital raised, and twenty-five thousand (25,000) shares for the fourth million dollars and each additional million dollars in capital raised. The stock may be earned pro-rata beginning at five hundred thousand dollars ($500,000) in capital raised. If less than five hundred thousand dollars in capital is provided during the term of this agreement, no shares will be earned. No stock will be earned by providing access to credit lines.

     (e) ETC will continue to provide medical insurance to Employee during the term of this agreement and any extensions thereof. At the termination of this agreement, Employee will have any rights afford him under law for medical insurance, ie., COBRA.

     4. Status as Employee. Employee shall be an employee of ETC and not an agent of ETC. Employee shall be responsible for determining the means of accomplishing his duties as set forth herein, subject to overall direction and guidance of ETC's chief executive officer and Board of Directors. Employee shall not make any agreements, representations, or performance guarantees, or execute or agree to any instruments or contracts, on behalf of ETC without prior consent of its chief executive officer or Board of Directors.

     5. Term. The term of this Agreement shall be for the period commencing on the Effective Date and ending on August 1, 1996, subject to earlier termination as provided in Section 6. At that time, if Employee has secured a minimum of two million dollars ($2,000,000) or greater in capital, ETC agrees to negotiate in good faith to redefine the duties of Employee and enter into a new employment agreement with Employee. ETC will honor Employee's compensation including stock bonuses should any entity the Employee introduced to ETC subsequently provide financing to the company prior to August 1, 1997.

Employment Agreement Between ETC and Roy Mers
Page 2




     6. Termination. This Agreement be terminated by ETC "for cause" at any time the ETC Board of Directors determines, in the exercise of its good faith judgment, that Employee or its agents have engaged in gross malfeasance or willful misconduct in performing his duties hereunder and that his continued retainer by ETC no longer is in the best interests of ETC.

     7. Noncompetition for Existing Clients After Term. Employee agrees, for a period of one year after payments to Employee cease, not to solicit, on his own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC did business, during the term hereof. The parties recognize that this covenant not to compete for specified customers for a limited time period is an integral part of this Agreement and that ETC would not enter into this Agreement, or would do so only on the basis of decreased compensation to Employee, without this covenant. This covenant does not replace any additional non-disclosure, non-compete agreements in place between Employee and ETC.

     8. Nondisclosure of Information and Trade Secrets. During his employment hereunder and thereafter, Employee will not disclose to any person or entity not directly connected with ETC, or use for his own benefit, any of the trade secrets, financial information, systems, records, or business methods of ETC or its affiliates, or any of the business relationships between ETC or its affiliates and any of its business partners or customers, unless such disclosure shall be in direct connection with or a part of Employee's performance of his duties hereunder and is done with the full knowledge and informed consent of ETC. The provisions of this section shall survive any termination of this Agreement.

     9. Notices. All notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as either party may specify hereunder:

                           If to ETC:       Electronic Transmission Corporation
                                            5025 Arapaho, Suite 515
                                            Dallas, Texas 75248
                                            Attention: Mr. L. Cade Havard, Chief
                                               Executive Officer

                      If to Employee:       Mr. Roy W. Mers
                                            3537 Normandy, Unit C
                                            Dallas, Texas 75205

     10. Waiver of Liability and Hold Harmless. For the receipt of one hundred and twenty thousand (120,000) shares of pre-merger ETC stock and other of good and valuable consideration, the receipt of which is herein acknowledged, Roy W. Mers has resigned his position as President of ETC and as a Director and has canceled all employment agreements or arrangements he may have with ETC, Sterling National Corporation, or L. Cade Havard. The parties hereby desire to compromise and settle all claims and causes of action arising out of their business relationships and agreements and agree as follows:

     Except as  described  herein,  the  parties  hereby  terminate  any and all agreements with each other and waive any and all claims of any nature whatsoever, known or unknown against each other. In consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties above named, for its predecessors, successors, assigns, administrators, and legal representatives, releases and forever discharges the other, its predecessors, successors, assigns administrators and legal representatives, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether heretofore or hereafter accruing or whether now known or not known to the parties, for or because of any matter or thing done, omitted, or suffered to be done by any of such parties prior to and including the date hereof and in any way directly or indirectly arising out of the business agreements and relationships between the parties and holds the other party harmless for any acts or omissions it committed during the time Employee served as President of ETC.

     11. Entire Agreement, Counterparts, Governing Law. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. No party may assign this Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Employment Agreement Between ETC and Roy Mers
Page 3



     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, on and effective as of the Effective Date.

Electronic Transmission Corporation              Employee


By:  /s/ L. Cade Havard                          By: /s/ Roy W. Mers
     L. Cade Havard                                  Roy W. Mers
     Chairman and Chief Executive Officer

Employment Agreement Between ETC and Roy Mers
Page 4



                                  EXHIBIT 10.13

                                  EXHIBIT 10.13

                                  OFFICE LEASE

                                  EXHIBIT 10.13










                                  OFFICE LEASE











                             BUILDING: QUORUM NORTH











                      LANDLORD: NATRON LIMITED PARTNERSHIP











                  TENANT: ELECTRONIC TRANSMISSION CORP. ("ETC")

                                TABLE OF CONTENTS


1.       CERTAIN LEASE PROVISIONS
         1.1      Tenant's address and telephone number
         1.2      Premises
         1.3      Leased Premises
         1.4      Total Building Area
         1.5      Tenant's Pro-Rata Share of Building Area
         1.6      Lease Term
         1.7      Commencement Date
         1.8      Expiration Date
         1.9      Base Rent for Lease Term
         1.10     Base Rent, Monthly Installments
         1.11     (a) Address of Landlord for Rent Payments
                  (b) Address of Landlord for Notices
                  (c) Address of Tenant for Notices
         1.12     Geographic Area for CPI Calculation
         1.13     Base Month for CPI Calculation
         1.14     Landlord's Share of Operating Expenses
         1.15     Landlord's Share of Real Estate Taxes
         1.16     Security Deposit
         1.17     Use
         1.18     Brokers
         1.19     Addendum(s)

2.       PREMISES
         2.1      Definition
         2.2      Public Areas

3.       TERMS
         3.1      Term
         3.2      Delay in Commencement
         3.3      Early Possession
         3.4      Delivery of Possession
         3.5      Holding Over

4.       RENTS
         4.1      Base Rent
         4.2      Additional Rent
         4.3      Parking and Storage
         4.4      Acceptance of Rental Payments

5.       ESCALATIONS OF RENT
         5.1      Determination
         5.2      Indexing

6.       SHARED EXPENSES
         6.1      Determination
         6.2      Escalations
         6.3      Statements

7.       SECURITY DEPOSIT

8.       USE

         8.1      Use
         8.2      Compliance With Law
         8.3      Waste and Nuisance

         8.4      Conditions of Premises
         8.5      Insurance Cancellation
         8.6      Landlord's Rules and Regulations

9.       LANDLORD'S SERVICES
         9.1      Basic Services
         9.2      Initial Construction
         9.3      Interruption of Service

10.      MAINTENANCE, REPAIRS AND ALTERATIONS
         10.1     Landlord's Obligations
         10.2     Tenant's Obligations
         10.3     Surrender
         10.4     Alterations and Additions

11.      TENANT'S USE OF PUBLIC AREAS

12.      TAXES AND TELEPHONE

13.      INSURANCE AND INDEMNITY
         13.1     Liability Insurance
         13.2     Property Insurance
         13.3     Insurance Policies
         13.4     Waiver of Subrogation
         13.5     Hold Harmless
         13.6     Exemption of Landlord from Liability

14.      DAMAGE OR DESTRUCTION
         14.1     Option to Terminate Lease
         14.2     Obligation to Repair or Restore
         14.3     Fault of Tenant
         14.4     Obligations of Tenant
         14.5     Termination by Tenant

15.      CONDEMNATION

16.      ASSIGNMENT AND SUBLETTING
         16.1     Landlord's Consent Required
         16.2     No Release of Tenant
         16.3     Attorneys Fees and Administrative Fees
         16.4     Right to Collect Rent

17.      DEFAULTS; REMEDIES
         17.1     Defaults
         17.2     Remedies in Default
         17.3     Default by Landlord
         17.4     Late Charges

18.      RIGHTS OF MORTGAGEES
         18.1     Subordination
         18.2     Mortgagee's Consent to Amendments
         18.3     Mortgagee's Right to Cure

19.      NOTICES

20.      RELOCATION

21.      QUIET POSSESSION

22.      OPTIONS

23.      LANDLORD'S LIEN

24.      HAZARDOUS MATERIALS

25.      GENERAL PROVISIONS
         25.1     Estoppel Certificate
         25.2     Landlord's Interests
         25.3     Severability
         25.4     Interest on Past Due Obligations; Certified Funds
         25.5     Time of the Essence
         25.6     Captions
         25.7     Entire Agreement
         25.8     Waivers
         25.9     Recording
         25.10    Determinations by Landlord
         25.11    Cumulative Remedies
         25.12    Covenants and Conditions
         25.13    Binding Effect; Choice of Law
         25.14    Attorneys Fees
         25.15    Landlord's Access
         25.16    Auctions
         25.17    Merger
         25.18    Corporate Authority
         25.19    Signs
         25.20    Brokers
         25.21    Guarantor
         25.22    Governing Law
         25.23    Joint and Several Liability
         25.24    No Joint Venture

26.       RENEWAL OPTION

EXHIBITS
         Exhibit A -- Legal Description
         Exhibit B -- Premises Site Plan
         Exhibit C -- Parking Addendum
         Exhibit D -- Rules and Regulations
         Exhibit E -- Guaranty
         Exhibit F -- Work Letter Addendum

                                  OFFICE LEASE

This Lease, dated January 5, 1995 is made by and between Natron Limited Partnership (the "Landlord"), and Electronic Transmission Corp. ("ETC"), (the "Tenant").

1.       BASIC LEASE PROVISIONS

     The description and amounts set forth below are qualified by their usage elsewhere in this Lease, including those Sections referred to in parentheses following such descriptions;

     1.1 Tenant's address and telephone number on occupancy. (Section 19):

         Tenant Name: Electronic Transmission Corp.
         Doing Business As (DBA): Same
         Address: 5025 Arapaho Road, Suite 515 Addison, Texas 75248

     1.2  Tenant's  address and telephone  number prior to  occupancy.  (Section
          19):

          Building Name:

          Address:

     1.3  Premises. (Section 2.1) 4,152 rentable sq. ft. -----

     1.4  Total Building Area. (Section 2.1): 116,403 rentable sq. ft. -------

     1.5 Tenant's Pro-Rata Share of Building Area. (Section 2.1): 3.57 percent (3.57%). ---- -----

     1.6  Lease Term. (Section 3.1): Five (5) years

     1.7  Commencement Date. (Section 3.1): March 1, 1995

     1.8  Expiration Date. (Sections 3.1, 3.2): February 28, 2000

     1.9  Base Rent for Lease Term. (Section 4.1): $282,595.50

     1.10 Base Rent, Monthly Installments.
          (Sections 4.1, 5.2)

           Month            Monthly Amount            Per Annum

          01 - 03             $ -0-                   $ -0-
          04 - 12             $4,411.50               $52,938.00
          13 - 24             $4,671.00               $56,052.00
          25 - 36             $4,930.50               $59,166.00
          37 - 48             $5,190.00               $62,280.00
          49 - 60             $5,449.50               $65,394.00

     1.11 Address of Landlord for rent payments and notices.
          (Sections 4.1, 4.2): 5025 Arapaho Road, Suite 400
          Addison, Texas 75248

          Address of Tenant for notices (Sections 6.3, 19): (c) 5025 Arapaho Road, Suite 515
          Addison, Texas 75248

     1.12 Geographic Area for CPI Calculation. (Section 5.2): None

     1.13 Base Month for CPI Calculation. (Section 5.2): None

     1.14 Landlord's Share of Operating Expenses.  (Section 6.2): Base Year 1995
                                                                  --------------

     1.15 Landlord's Share of Real Estate Taxes. (Section 6.2): Base Year 1995

     1.16 Security Deposit. (Section 7): $5,449.50

     1.17 Use. (Section 8.1): General Office

     1.18 Brokers. (Section 25.20): Ensearch Management Company

     1.19 Addendum(s). (Sections __________): The following addendum(s) are attached to this Lease:

This Lease consists of 26 articles on 28 pages, plus Exhibits A, B, C, D, E, F and ZERO additional page(s) of Addendum(s).


LANDLORD:         Natron Limited Partnership, by its
                  General Partner, Metro K.L.S., Inc.


BY:                                            /s/ Rodman W. Jordan
NAME:                                            Rodman W. Jordan
TITLE:                                               President
DATE:                                                 1-13-95

TENANT:           Electronic Transmission Corp.



BY:                                             /s/ L. Cade Havard
NAME:                                               Cade Havard
TITLE:                                                  CEO
DATE:                                                 1-13-95
2.       PREMISES.

         2.1 Definition. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rent, and upon all of the conditions set forth herein, that portion of the real property described in and consisting of the approximate amount of rentable square feet specified in Section 1.3 hereof, and which is referred to herein as the Premises. The Premises are located in an office building presently consisting of the total number of rentable square feet specified in Section 1.4 hereof, which office building, the real property on which it is situated (the legal description of which is attached hereto as Exhibit "A"), and any parking facilities or structures appurtenant thereto are hereinafter collectively referred to as the "Building". The Premises are depicted in Exhibit "B" attached hereto and incorporated herein by this reference, but the depiction of possible tenants or locations on Exhibit "B" shall not be construed to be a warranty or representation by Landlord that any such tenants or locations presently exist or will continue to exist. Tenant's share of the total amount of square feet of the Building is equal to the pro-rata share specified in Section 1.5 hereof, and said percentage shall hereinafter be referred to as the Tenant's "Pro-Rata Share".

         2.2 Public Areas. As long as this Lease remains in effect and Tenant is not in default hereunder, Tenant shall have the nonexclusive right, in common with the Landlord, other tenants, subtenants and invitees, to use the public areas of the Building which consist of the entrance foyer and lobby of the Building, the common corridors on the floors of the Building on which the Premises are situated and other areas appurtenant to or servicing the elevators, shipping and receiving areas and lavatories in the Building, provided that Landlord shall have the right at any time and from time to time to exclude therefrom such areas as Landlord may determine so long as access to the Premises is not unreasonably denied.

3.       TERM.

         3.1 Term. The term of this Lease for the Premises shall be the term specified in Section 1.6 hereof, commencing on the Commencement Date specified in Section 1.7 hereof and ending on the Expiration Date specified in Section 1.8 hereof unless sooner terminated pursuant to any provision of this Lease.

         3.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. However, in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant, which date shall be the new Commencement Date, and the Expiration Date shall remain unchanged. Upon Landlord's request, the parties agree to execute in writing a Commencement Date Memorandum to certify the Commencement Date and Expiration Date hereof.

         3.3 Early Possession. In the event that the Initial Premises are ready for occupancy and a certificate of occupancy has been issued prior to the Commencement Date, Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease but rent shall abate and not be payable until the Commencement Date. Said early possession shall not advance the Expiration Date of this Lease.

         3.4 Delivery of Possession. Tenant shall be deemed to have taken possession of the Premises when the earliest of any of the following occur: (a) three (3) business days after Landlord or Landlord's agent, architect or contractor notifies Tenant that the Premises are ready for occupancy; or (b) Tenant commences to occupy or otherwise make use of the Premises. If Tenant is notified pursuant to Section 3.4(a), Tenant agrees to occupy the Premises within five (5) business days thereafter. As used in this Lease, "business days" shall mean Mondays through Fridays, excluding holidays generally recognized by landlords of comparable buildings in the geographic area.

         3.5 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month at a monthly rent equal to 150% of the Base
Rent for the last month of the term, plus additional rent. The foregoing provisions of this Section 3.5 shall neither be construed as consent from Landlord to any holdover nor give Tenant any right to remain in possession of the Premises or any part thereof after the expiration of the term hereof and Landlord does not waive any of its rights under this Lease to collect any damages to which is may be entitled, whether direct or consequential as a result of any holdover without Landlord's consent.

4.       RENT.

         4.1 Base Rent. The Base Rent for the Premises for the entire term of this Lease shall be as specified in Section 1.9, in advance, on the first day of each month of the term hereof. Tenant shall pay Landlord upon the execution of this Lease the sum specified in Section 1.10 as the installment of Base Rent for the first full calendar month of the term of the Lease. If the Commencement Date does not occur on the first day of a calendar month, the aforesaid payment shall be for the initial thirty (30) days of the Lease and the next monthly installment of Base Rent shall be due on the first day of the first full calendar month of the term but shall be prorated to cover only those days of said calendar month not previously paid by the Tenant by its initial payment. Base Rent for any period during the term hereof which is less than one calendar month shall be a pro rata portion of the monthly installment based upon the actual number of days the Lease is in effect during said calendar month.

         4.2      Additional Rent:

         Rent. Both Tenant and Landlord expressly understand and agree that all other sums, excepting Base Rent, which may from time to time become due under this Lease shall be deemed Additional Rent. Additional Rent shall include, but not be limited to, late charges, interest, Shared Expenses as described in
Section 6, attorneys' fees, security deposits and any cash bonds which may by circumstance be required to be posted hereunder. Both Tenant and Landlord expressly understand and agree that all monies paid by Tenant hereunder shall be first credited to Additional Rent (and allocated among different items of Additional Rent as Landlord may determine), and only then to Base Rent. The term "rent" as used in this Lease shall mean Base Rent and additional rent. All payments of rent shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement, and shall be payable to Landlord at the address stated in Section 1.11(a) or to such other persons or at such other places as Landlord may designate in writing. The obligation to make payments of rent hereunder shall be an independent covenant.

         4.3 Parking and Storage. Tenant agrees to pay to Landlord the amount of Additional Rent for parking as set forth in any Parking Addendum incorporated in this Lease, and the amount of Additional Rent for storage as set forth in any Storage Space Addendum incorporated in this Lease, in advance for each month on the first day of each month of the term hereof. Unless Tenant executes a Parking Addendum or Storage Space Addendum, Tenant shall have no right to use any parking facilities or storage facilities of the Building, respectively.

         4.4 Acceptance of Rental Payments. No acceptance by Landlord of a lesser sum than the rent then due shall be deemed to be other than on account of the earliest amount of such rent due (unless Landlord elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction or compromise and settlement, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payments due or to pursue any other remedy as provided in this Lease.

5.       INTENTIONALLY OMITTED.

6.       SHARED EXPENSES.

         6.1 Determination. The monthly obligations for any Additional Rent resulting from Shared Expenses shall be adjusted annually in accordance with the provisions of Section 6.2 below. The term "Shared Expenses" shall mean the amount by which Operating Expenses (hereinafter defined) and Real Estate Taxes (hereinafter defined) incurred in any period exceed the amount of Landlord's obligation for the same as specified in Section 1.14 and 1.15.

         6.2 Escalations. (a) Landlord agrees to expend as its share of Operating Expenses paid for and sustained by the Landlord during any calendar year an amount not greater than that specified in Section 1.14. Said sum shall constitute the maximum payable by Landlord as its contribution toward Operating Expenses. The term "Operating Expense" means the total amounts paid or payable, whether by the Landlord or otherwise on behalf of the Landlord, in connection with the ownership, leasing, management, maintenance, repair and operation of the Building, other than those expenses described in the last sentence of this
Section 6.2(a). Operating Expense shall include, without limiting the generality of the foregoing, the aggregate of the amount paid for heating, air conditioning, and providing electricity and water and sewer charges to the Building, other than that paid by individual tenants, the amount paid to any persons or entities for all labor and/or wages (including the cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits) for services rendered, and materials provided to the Building; administrative expenses related to the Building; any costs incurred for any capital improvements or structural repairs to the Building to effect labor savings or otherwise reduce Operating Expenses, or required by law or by any governmental or quasi-governmental authority having jurisdiction over the Building, which costs shall be amortized over the useful life of the applicable capital improvements or structural repairs; fees for management (not to exceed 5% of the gross revenues from the Building), legal, accounting, inspection and consulting services pertaining to the Building; any cost of guards and other protection services; and the amount paid for premiums for all insurance procured by Landlord to insure the Building as may be required or permitted under this Lease (including, without limitation, business interruption insurance, and if there is a mortgage or deed of trust on the Building, such insurance as may be required by the holder of such mortgage or deed of trust). Notwithstanding the foregoing, Operating Expenses shall not include the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made, any costs of preparation of space for new tenants in the Building, any costs borne directly by Tenant under this Lease or reimbursed directly by insurance or other tenants, leasing commissions, depreciation or interest payments, or debt service payments made to a mortgagee.

         (b) Landlord agrees to expend as its share of Real Estate Taxes paid for and sustained by the Landlord during any calendar year in an amount not greater than that specified in Section 1.15. Said sum shall constitute the maximum payable by Landlord as its contribution toward Real Estate Taxes. The term "Real Estate Taxes" shall mean any and all general and special taxes, assessments, duties and levies, charged and levied upon or assessed against the Building and/or any improvement situated on the real property on which the Building stands, any leasehold improvement, fixtures, installations, additions and equipment used in the maintenance or operation of the Building, excluding those paid directly by the Tenant. Further, if at any time during the term of this Lease, in addition to and/or in lieu of the current method of taxation, there is levied, assessed or imposed upon Landlord, wholly or partially, a capital levy or otherwise, or a tax on, or measured by the rents received from the Building, then such new or altered taxes shall be deemed to be included within the term "Real Estate Taxes" for purposes of this paragraph. The reference to "Building" in this subparagraph shall include, as allocated by the Landlord, improvements or facilities utilized in common by the Building and other buildings upon or adjacent to the real property on which the Building stands.

         (c) Commencing on the first day of January 1996, and continuing thereafter during the term of this Lease, Tenant shall pay to Landlord monthly in advance on the first day of each month, as Additional Rent, one-twelfth (1/12th of the amount of the Tenant's Pro-Rata Share of the Shared Expenses as estimated by Landlord to be incurred for the then current calendar year in which the monthly payments are to be made. From time to time during any calendar year after calendar year 1995, Landlord may estimate and re-estimate Tenant's Pro Rata Share of any Shared Expenses. Thereafter, the monthly installments shall be appropriately adjusted in accordance with such estimations so that by the end of the calendar year in question, Tenant shall have paid all of Tenant's Pro Rata Share of Shared Expenses as estimated by Landlord. If the Expiration Date is not December 31, the monthly payments owing hereunder during the last partial calendar year of the Lease shall be appropriately adjusted.

         (d) Following the close of each calendar year after calendar year 1995, Landlord shall send to Tenant a Landlord's Statement setting forth the actual amount of Operating Expenses and Real Estate Taxes for the prior calendar year and Tenants's Pro Rata Share of any Shared Expenses. If the Landlord's Statement reveals that Tenant paid more than Tenant's Pro Rata Share of Shared Expenses for the prior calendar year, then Landlord shall credit or reimburse Tenant for such overpayment within thirty (30) days of the date of such Landlord's Statement. If the Landlord's Statement shows that Tenant paid less than Tenant's Pro Rata Share, then Tenant shall pay to Landlord such deficiency as Additional Rent within thirty (30) days of the date of Landlord's Statement with respect to any period shall not constitute a waiver by landlord of its right to Tenant's Pro Rata Share of any Shared Expenses for this period.

         (e) In the event the Building is less than one hundred percent (100%) occupied during all or any portion of a calendar year, the Operating Expenses for that year shall be allocated by the Landlord, in his sole judgment, between the occupied and unoccupied areas of the Building, provided, further, in the case of a partial calendar year, Operating Expenses shall be annualized on the basis of a full calendar year before being allocated. In such event, the
Tenant's Additional Rent for Shared Expenses shall be determined by: (i) determining the Operating Expenses allocable to the occupied space in the Building;

(ii) subtracting the portion of the Landlord's obligation for the same as specified in Section 1.14 and 1.15 allocable to the occupied space in the Building; (iii) multiplying by the Tenant's Pro-Rata Share as specified in
Section 1.5. In the event the Building is one hundred percent (100%) occupied during the entire calendar year, all the Basic Costs shall be allocated to the occupied areas of the Building. Landlord, upon Tenant's written request, will provide Tenant with a statement reflecting the allocated Operating Expenses to the occupied areas of the Building and the computation of Tenant's share for any calendar year during the Term in which Operating Expenses exceeds the Landlord's Share.

         (f) Notwithstanding any provisions of this Lease to the contrary, the maximum liability of Tenant for controllable Operating Expenses shall not exceed 8% compounding cumulative.

         6.3 Statements. Upon written notice to Landlord of not less than fifteen (15) business days, Tenant shall have the right to review the documentation relied upon by Landlord relating to the computation of Shared Expenses, which review shall occur at the location specified in Section 1.11(b). All Shared Expenses shall be computed on the actual basis. In computing Shared Expenses, no cost or expense may be accounted more than once, any expenses which are paid by the proceeds of insurance shall be excluded, and any expenses which are separately metered or billed directly to and separately paid by any other tenant shall be excluded. Tenant shall have the right to cause an audit to be made of Landlord's computation of Shared Expenses, at the location of the Corporate Office in Dallas, Texas, at Tenant's sole expense, not more frequently than once per calendar year. Tenant shall not be entitled to withhold or deduct any portion of Base Rent or Additional Rent during the pendency of any such audit. Any errors disclosed by such audit shall be promptly corrected, provided that Landlord shall have the right to cause another independent audit to be made of such computations, and in the event of a disagreement between the auditors, the mid-point between the closest two audits shall be conclusively deemed to be correct.

7.       SECURITY DEPOSIT.

         Tenant shall deposit with Landlord upon execution hereof the sum specified in Section 1.16 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may without notice to Tenant use, apply or retain all or any portion of the security deposit for the payment of any rent or any other sum owed to Landlord by Tenant under the provisions of this Lease or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord uses or applies all or any portion of the security deposit, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to the full amount hereinabove stated. Landlord shall not be required to keep the security deposit separate from its general accounts and Tenant shall not be entitled to interest on the security deposit. If Tenant performs all of Tenant's obligations hereunder, the security deposit or so much thereof as had not theretofore been applied by Landlord, shall be returned, without payment of interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of the Tenant's interest hereunder) within sixty (60) days after either the expiration of the term hereof or after Tenant has vacated the Premises, whichever is later. Landlord shall deliver the funds deposited herein by Tenant to the purchaser of the Building in the event the Building is sold (or give such purchaser a credit against the purchase price in the amount of the security deposit), and thereupon Landlord shall be discharged from all further liability with respect to the security deposit. If Tenant shall fail to make any payments of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder when due on more than three (3) occasions in any twelve (12) month period, irrespective of whether or not failure is cured, then the security deposit shall, within ten
(10) days after written demand by Landlord, be increased by Tenant to an amount equal to the greater of: (i) two (2) times the amount specified in Article 1.16;
(ii) two (2) months' fixed rent; or (iii) as may be otherwise required by Landlord.

8.       USE.

         8.1 Use. The Premises shall be used and occupied only for the uses specified in Section 1.17 hereof, provided that the foregoing shall not be construed as a representation or guarantee by the Landlord that such business may lawfully be conducted on the Premises.

         8.2 Waste and Nuisance. Tenant shall not commit, suffer or permit any waste, damage, disfiguration or injury to the Premises, the common areas in the Building, or the fixtures and equipment located therein or thereon. Tenant shall not permit or suffer any overloading of the floors thereof, and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general office purposes without first obtaining the written consent of Landlord. Tenant shall not use or permit to be used any part of the Building for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise, action, or disturbance of other tenants or Landlord, in, at or on the Premises.

         8.3 Conditions of Premises: Compliance with Law. Tenant hereby accepts the Initial Premises in their condition existing as of the Commencement Date and the Expansion Premises in their condition existing as of the Expansion Premises Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant shall at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use or occupancy of the Premises by Tenant.

         8.4 Insurance Cancellation. No use shall be made or permitted to be made of the Premises, nor acts done which will cause the cancellation of any insurance policy covering said Premises or the Building, and if Tenant's use of the Premises causes an increase in said insurance rates, Tenant shall pay any such increase as Additional Rent, which, together with interest on any amount paid therefor by Landlord, shall be payable by Tenant on the next succeeding date on which a Base Rent payment is due.

         8.5 Landlord's Rules and Regulations. Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate, including without limitation any rules and regulations attached to this Lease, which are hereby incorporated wherein by this reference. Landlord reserves the right from time to time to make reasonable modifications to said rules and regulations. The additions and modification to those rules and regulations shall be binding upon Tenant upon Landlord giving notice of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

9.       LANDLORD SERVICES.

     9.1 Basic Services. Subject to any law, rule or governmental order or regulation, and further subject to any circumstance beyond the control of Landlord, Landlord shall furnish the following services:

     (a) Air conditioning and heat, whichever be required, from 8 a.m. to 6 p.m., Monday through Friday and 8 a.m. through 1 p.m. on Saturday, excluding holidays. If Tenant desires air conditioning and heat other than at the times designated, such service shall be supplied to Tenant upon prior written request of Tenant delivered before 3:00 p.m. on the business day required or before 3:00 p.m. on the business day prior to any weekend day or holiday, and Tenant shall pay to Landlord the cost of such service within ten (10) days after delivery of an invoice to Tenant therefor;

     (b) Hot and cold water for lavatory purposes. If a further supply of water is required by Tenant, then at Tenant's expense, Landlord shall have the option to install and maintain a water meter to register such consumption, and Tenant shall pay as Additional Rent for water consumed, at the cost to Landlord, and for sewer rents and all other rents and charges based upon such consumption of water;

     (c) Security Services in manor and fashion as shall from time to time be determined in Landlord's sole judgment as may be reasonable for the Building. Notwithstanding and subject to the Hold Harmless and Indemnity provisions of Sections 13.5 and 13.6, Landlord makes no warranty as to the effectiveness of such security services and assumes no liability for any failure thereof as provided hereby.

     (d) General day-to-day janitorial service (excluding carpet shampooing and hard surface floor waxing) five days a week, and elevator service during the same hours for which air conditioning and heating services are provided as set forth above.

     (e) Whenever heat generating machine, or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, as determined by Landlord, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant, as determined by Landlord, requires electric current in excess of that usually furnished or supplied to the Premises, Landlord may, at its election, either cause an electric meter to be installed in the Premises to measure the electric current consumed for such excess use or determine the value of such excess use by causing an independent electrical engineer or consulting firm, selected by Landlord, to conduct a survey of Tenant's use of electric current and to certify such determination in writing to Landlord and Tenant. The cost of any such meter or survey, as the case may be, and of the installation, and maintenance or survey, as the cause may be indicates such excess use by Tenant of electric current, Tenant agrees to pay to Landlord, as Additional Rent, promptly upon demand therefor by Landlord, the amount determined to be due for the electric current consumed by Tenant, as shown by said meter or as indicated in said survey, as the case may be, at the rate charged for such service by the local public authority or the local public utility, as the case may be, furnishing the same, plus any additional expenses incurred by Landlord in keeping account of the electric current consumed.

     (f) Electric current for lighting the Premises and for ordinary office appliances and office machines only, provided that Tenant shall not use any electrical equipment which in Landlord's opinion will overload the wiring insulations or interfere with the electrical use in the remainder of the Building by Landlord or any other tenant in the Building.

         9.2 Initial Construction. Landlord agrees to perform the work and make such installations in the Premises as set forth in the Work Letter Addendum which, if attached hereto as indicated in Section 1.19, constitutes additional provisions of this Lease which are hereby incorporated by reference. Tenant acknowledges that it will examine the Premises before taking possession hereunder and agrees that unless Tenant furnishes Landlord with a notice in writing specifying any apparent defect in the construction within thirty (30) days after such taking of possession, it shall be conclusively deemed that Tenant has accepted the Premises as being in good order and that Landlord had satisfactorily completed the work it agreed to perform. Tenant agrees that there is no promise, representation, or undertaking by or binding upon Landlord with respect to any construction, alteration, remodeling or redecorating in or to the Premises except as expressly set forth in the Work Letter Addendum.

         9.3 Interruption of Services. Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate service to the Premises and other parts of the Building, and to alter or relocate any other facility in the Building. Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, actions of the Landlord under the first sentence of this Section 9.3, or for any other reason beyond Landlord's control, shall not entitled Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction or breach of any implied warranty. Unless due to the gross negligence of Landlord, Landlord shall not be liable to Tenant for any injury or damage resulting from defects in the plumbing, heating, or electrical systems in the Building or for any damage resulting from water seepage into the Building or for any act or failure to act by any other Tenants at the Building or for any damage resulting from wind storm, hurricane or rain storm.

10.      MAINTENANCE, REPAIRS AND ALTERATIONS.

         10.1 Landlord's Obligations. Subject to the provisions of Section 14, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees, representatives, customers or invitees, in which event Tenant shall repair the damage, at its sole expense, Landlord shall keep in good order, condition and repair the structural portions of the Building and those portions of the Building which are not occupied or leased by any tenant, and all costs incurred by Landlord in making any such repairs or performing such maintenance shall be Operating Expenses as defined in Section 6.2, provided that Landlord shall have no obligation to perform any act which is the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Other than as specifically provided in this Section 10.1, Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building.

         10.2 Tenant's Obligations. Subject to the provisions of Section 14, Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights located within the Premises. All repairs made by the Tenant shall be at least of the same quality, design and class as that of the original work. All damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by the Tenant moving property in or out of the Building or the Premises or by Tenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of the Tenant, its agents, employees, invitees, contractors or subcontractors shall be repaired, restored, or replaced promptly by the Tenant at its sole cost and expense to the satisfaction of the Landlord. In the event that the Tenant fails to keep the Premises in good order, condition and repair, then upon ten (10) day's prior written notice from Landlord (except in an emergency when no prior notice shall be necessary) if Tenant fails to repair, restore or replace, then Landlord may repair, restore and replace to cause the Premises to be in good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof Tenant shall pay to Landlord upon demand and as Additional Rent the cost of any such repairs, restoration or replacement, together with interest thereon from the date paid.

         10.3 Surrender. On the last day of the term hereof or on any sooner termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises to Landlord in good and clean condition, ordinary wear and tear excepted. Prior to such surrender Tenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any liability (including reasonable attorneys' fees) of Landlord to third parties resulting from Tenant's failure to timely comply with the provisions of this Section 10.3.

         10.4 Alterations and Additions. (a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions (referred to collectively herein as "Alterations") in, on or about the Premises. Should tenant make any Alterations without the prior approval of the Landlord, Landlord may require that Tenant immediately remove any or all of such items and/or Landlord may declare a default by Tenant under this Lease. Furthermore, Landlord may require that Tenant remove any or all of said Alterations at the expiration of the term or such other time at which Tenant ceases to possess the Premises, and restore the Premises to their prior condition. Tenant shall not place any holes in any part of the Premises, and in no event shall Tenant place any exterior or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord.

         (b) Any Alterations in, on or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of said permit and with all specifications in the plans in a prompt and expeditious manner. Tenant shall not permit any of the construction work to be performed by persons not currently licensed under any applicable licensing laws or regulations pertaining to the types of work to be performed. Landlord shall not be deemed unreasonable in the exercise of its discretion for withholding approval of any Alterations which involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or which will require unusual expense to readapt the Premises to normal office use on the termination or expiration of the Lease, unless in the latter case Tenant either desires to or is required to make repairs or Alterations in accordance with this Lease, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a performance and completion bond (or such other applicable bond as determined by Landlord) in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Landlord against liability including but not limited to liability for mechanic's and materialmen's liens and to insure completion of the work.

         (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Building. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of nonresponsibility in, on or about the Premises as may be provided by law. Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of the Landlord, the Premises or the Building, or any portion thereof. If any mechanics or other lien or any notice of intention to file a lien shall be filed or delivered with respect to the Premises or the Building, based upon any act of the Tenant or of anyone claiming through the Tenant, or based upon work performed or materials supplied allegedly for the Tenant, Tenant shall cause the same to be canceled and discharged of record within fifteen (15) days after the filing or delivery thereof. If Tenant has not so canceled the lien within fifteen (15) days as required herein, Landlord may pay such amount, and the amount so paid together with interest thereon from the date of payment and all legal costs and charges, including attorneys fees, incurred by Landlord in connection with said payment and cancellation of the lien or notice of intent shall be Additional Rent and shall be payable on the next succeeding date on which a Base Rent installment is due. Landlord may, at its option and without waiving any of its rights set forth in the immediately preceding sentence, permit Tenant to contest the validity of any such lien or claim, provided that in such circumstances the Tenant shall at its expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord, the Premises or the Building, provided further that Landlord may at any time require the Tenant to deposit with the court exercising jurisdiction over such claim, such amount as may be necessary under applicable statutes to cause the release and discharge of the lien, and if Tenant shall not immediately make such payment upon the request of Landlord, Landlord may make said payment and the amount so paid, together with interest thereon from the date of payment and all legal costs and charges, including attorneys fees, incurred by Landlord in connection with said payment shall be deemed Additional Rent and shall be payable on the next succeeding date on which a Base Rental installment is due. In addition, Landlord may require Tenant to pay Landlord's attorney fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so. Nothing herein contained shall be construed as a consent on the part of Landlord to subject the interest and estate of Landlord to liability under any lien law of the state in which the Premises are situated, for any reason or purpose whatsoever, it being expressly understood that Landlord's interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

         (d) Unless Landlord requires their removal, as set forth in Section 10.4(a), all Alterations which may be made on the Premises shall, at the expiration of the term or such other time at which Tenant ceases to possess the Premises, become the property of Landlord and remain upon and be surrendered with the Premises. Notwithstanding the provisions of this Section 10.4(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to all provisions of Section 10.3 hereof and provided that Tenant is not in default under this Lease at the time Tenant ceases to possess the Premises.

11.      TENANT'S USE OF PUBLIC AREAS.

         Tenant's non-exclusive use of the public areas described in Section 2.2 shall be subject to such reasonable Rules and Regulations promulgated by Landlord pursuant to Section 8.5. Tenant agrees to repair at its cost all deteriorations or damages to the public areas occasioned by its negligence or intentional misconduct or that of its officers, agents, representatives, customers, employees or invitees.

12.      TAXES AND TELEPHONE.

         12.1 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. If Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within (10) days after receipt of a written notice from Landlord setting forth the taxes applicable to Tenant's property, and if Tenant fails to do so, Landlord may make such payment and the amount so paid, together with interest thereon from the date paid, shall be Additional Rent and shall be due and payable to Landlord on the next succeeding date on which a Base Rental installment is due.

         12.2 Evidence of Payment. Tenant shall promptly deliver to Landlord, upon Landlord's written request, receipts for payments of all taxes, charges, dues, assessments and licenses in respect of all improvements, equipment and facilities of the Tenant on or in the Premises which were due and payable within a period up to one year prior to Landlord's making such request.

         12.3 Telephone. Tenant shall separately arrange and pay for the furnishing of and use of all telephone services as Tenant may deem necessary for its use of the Premises, and Landlord shall have no liability in connection therewith. Any telephone contractor shall, however, contact Landlord prior to making any installation in the Premises or to equipment maintained elsewhere in the Building.

13.      INSURANCE AND INDEMNITY.

         13.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability; insuring against claims for bodily injury and property damage and arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $2,000.000.00 combined single limit. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant shall also obtain and keep in force during the term of this Lease, at Tenant's expenses, "all risk", including fire and extended coverage insurance upon the property of every description and kind owned by the Tenant and located in the Building or for which Tenant is legally liable, or installed by or on behalf of the Tenant, including without limitation, furniture, fittings, installations, alternations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount sufficient to enable Tenant to rebuild and carry on its business after such a loss. All insurance hereunder shall insure the Tenant and Landlord, and in the event that there shall be a dispute as to the amount which comprises the full replacement cost. The decision of the Landlord shall be conclusive. If Tenant shall fail to procure and maintain the insurance required hereunder, Landlord may but shall not be required to procure and maintain the same, and any amount so paid by Landlord for such insurance shall be Additional Rent which, together with interest thereon from the date paid, shall be due and payable by Tenant on the next succeeding date on which a Base Rent installment is due. If in the opinion of Landlord the amount of liability insurance required hereunder becomes materially less than that customarily provided by tenants in space comparable to that by leased by Tenant hereunder, then Tenant shall increase said insurance coverage to correspond with customary levels so provided by other comparable tenants as required by Landlord. The failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.

         13.2 Property Insurance. Landlord shall obtain and keep in force during the term of this Lease fire and extended coverage on the Building (including Building standard leasehold improvements). Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Landlord deems necessary.

         13.3 Insurance Policies. Insurance required by Tenant hereunder shall be primary and not require contribution from insurance carried by Landlord and shall be carried with companies rated A+/XI or better in "Best's Insurance
Guide". Tenant shall deliver to Landlord prior to taking possession of the Premises copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount, together with interest thereon, shall be Additional Rent and shall be payable by Tenant on the next succeeding date on which a Base Rent payment is due. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 13.1. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing an increase in the cost of insurance.

         13.4 Waiver of Subrogation. As long as their respective insurers so permit, Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation contained in this Lease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against.

         13.5 Hold Harmless. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Landlord which arise from Tenant's use of the Premises or the Building or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises or the Building, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Landlord which arise from any breach or default in the performance of any obligation on Tenant's part to be performed under any provision of this Lease or which arise from any negligence of Tenant or any of its agents, representatives, customers, employees or invitees.

         13.6 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, representatives, agents, invitees, customers or any other person in, on or about the Premises or Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, representatives, agents, customers, or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether the said damage or injury results from conditions arising upon the Premises or any other cause, and whether the said damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant, unless such injury, loss of income or damage is caused by the Landlord's gross negligence. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building. Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damage arises out of the gross negligence of Landlord.

14.      DAMAGE OR DESTRUCTION.

         14.1 Option to Terminate Lease. Except as provided in Section 14.2, if the Premises or any material part (equal to 30% or more) thereof shall be damaged or destroyed by fire or other casualty, Landlord may, at its option, elect to terminate this Lease by giving notice to the Tenant within ninety (90) days after Landlord receives actual notice of the fire or other casualty, and thereupon the term of this Lease shall expire by lapse of time upon the tenth
(10th) day after such notice is given. Instead of exercising said option, Landlord may elect to repair or restore the Premises to the same condition as existed before such damage or destruction. Upon electing to repair or restore, Landlord may proceed with reasonable dispatch to perform the necessary work, and Base Rent and Additional Rent shall be abated in the portion of the Premises which is unusable during the period of repair and restoration. However, there shall be no abatement, apportionment or reduction in the rental obligations of Tenant if the damage or destruction is caused by the Tenant or Tenant's agents, representatives, employees, customers or invitees. Landlord shall not be liable to Tenant for any delay which arises by reason of labor strikes, adjustments of insurance or any other cause beyond Landlord's control, and in no event shall Landlord be liable for any loss of profits or income.

     14.2 Fault of Tenant. Landlord may exercise its option to repair or restore as described in Section 14.1 even if such damage or destruction is due to the fault or neglect of Tenant, Tenant's agents, representatives, employees, customers or invitees, but in such event Landlord's election to repair or restore shall be without prejudice to any other rights and remedies of Landlord under this Lease, and there shall be no apportionment or abatement of any rent of any kind.

         14.3 Obligations of Tenant. Except as provided in this Section 14, none of Tenant's obligations under this Lease shall be affected by any damage or destruction of the Premises by any cause whatsoever. Tenant hereby expressly waives any and all rights it might otherwise have under any law, regulation or statute which would act to modify the provisions of the immediately preceding sentence.

         14.4 Termination by Tenant. In the event that more than sixty percent (60%) of rentable square feet of the Premises shall be damaged or destroyed by fire or other casualty not caused by the Tenant or Tenant's agents, representatives, employees, customers or invitees, Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after the date of the fire or other casualty, and upon such termination the rent and other obligations of the Tenant shall be duly apportioned as of the date of the fire or other casually, provided, however, that Tenant shall have no right to terminate the Lease under this Section 14.4 if Tenant is in default of any of its obligations under the Lease as of the date of the fire or other casualty.

15.      CONDEMNATION.

         If all or a portion of the Premises are taken under any public or private power of eminent domain, or sold by Landlord under the threat of the exercise of said power, or if any portion of the Building is so condemned so that it would not be practical, in Landlord's judgment, to continue to maintain the Building (all of which is herein referred to as "condemnation"), this Lease shall terminate as of the date the condemning authority takes title or possession, whichever occurs first. If only a portion of the Premises or Building are so condemned and Landlord does not elect to terminate, the Lease shall remain in full force and effect as to the portion of the Premises not so taken, and Tenant's rental obligations shall be reduced proportionately to reflect the number of rentable square feet remaining in the Premises, and such rental reduction, if any, shall take effect as of the date which is thirty (30) days after the date of which the condemning authority takes title or possession, whichever first occurs. If repairs or restorations to that portion of the Premises not so taken are deemed necessary by Landlord to render such portion reasonably suitable for the purposes for which it was leased, as determined by Landlord, Landlord shall perform such work at its own cost and expense but it no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnator. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages. (Remainder of paragraph omitted by agreement of parties.)

16.      ASSIGNMENT AND SUBLETTING.

         16.1 Transfers: Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord shall not be unreasonably withheld): (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer fifty percent (50%) or more of the ownership interest in Tenant so as to result in a change in the current control of Tenant, (d) sublet any portion of the Premises, (e) grant any license, concession, or other right of occupancy of any portion of the Premises, or (f) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 16.1(a) through 16.1(f) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant stall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer and also pay to Landlord an administrative fee of $200.00 in connection with Landlord's consideration. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are property allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against the rent due under this Lease. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Notwithstanding the foregoing, Landlord hereby consents to the Transfer to Solo Petroleums, Ltd. of all or substantially all outstanding stock of Tenant, provided that Tenant does not sell or transfer any material assets of Solo Petroleums Ltd.

         16.2 Cancellation. Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

         16.3 Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Base Rent and Tenant's Pro Rata Share of Shared Expenses allocable to the portion of the Premises covered thereby.

         16.4 Right to Collect Rent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease. If the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder, or this Lease is assigned by Tenant, then, in any such event, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease, but no such collection shall be deemed a waiver of the covenant in this Lease against assignment and subletting or the acceptance of such assignee, subtenant or occupant as tenant, or a release of Tenant from further performance of the covenants contained in this Lease.

17.      DEFAULTS; REMEDIES.

     17.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

         (a)      The vacating or abandonment of the Premises by Tenant; or

         (b) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after being due; or

         (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default as determined by Landlord is such that more than ten (10) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure as soon as possible within said ten (10) business day period and thereafter diligently prosecutes such cure to completion, and in any case completes said cure within thirty (30) days after the aforesaid written notice; or

         (d) (i) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature; or (ii) the filing by or for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         17.2 Remedies in Default. Upon an event of default, Landlord may, in addition to any other rights or remedies afforded Landlord hereunder or by law or equity, take any of the following actions.


         Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part hereof without being liable for prosecution of any claim of damages thereof; and Tenant agrees to pay to Landlord, as hereinafter set forth, on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the lease term.

         Enter  upon and take  possession  of the  Premises  and expel or remove
Tenant and any other person who may be occupying the Premises or any part thereof without being liable for such prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the term.

         Enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant for such action.

         Alter all locks and security devices at the Premises without being obligated to return the key to Tenant in the event Landlord has elected either to terminate this Lease under (a) above or permanently repossess the Premises under (b) above. If Landlord alters all locks and security devices at the Premises without electing either to terminate this Lease or permanently repossess the premises, then Landlord shall return the key to Tenant only during the regular business hours of Landlord's property manager and only in the event Tenant has paid the rent or otherwise performed the obligations necessary to cure its default under the Lease and, further, Tenant provides reasonable assurances to Landlord evidencing Tenant's ability to perform its remaining obligations under this Lease. In the event Landlord alters the locks and the keys are not returned to Tenant, then, upon the prior written request of Tenant accompanied by such releases and waivers as Landlord may require, Landlord, at its option, may (i) escort Tenant to the Premises to retrieve personal belongings and other property not subject to any lien of Landlord, or (ii) obtain from Tenant a list of such personal belongings and personal property and advise Tenant of a time and place where such items will be made available to Tenant. If Landlord elects the latter option, then Tenant shall reimburse to Landlord the cost of moving and/or storing the items prior to Landlord's making same available.

         No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention shall be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Landlord shall not have any obligation to relet the Premises. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law. The specific remedies to which Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled in case of a breach or threatened breach of the Lease. In addition to any other remedies provided in the Lease, Landlord shall be entitled to seek injunctive relief to restrain any violation or threatened violation of the covenants, conditions or provisions of this Lease or to compel specific performance. The pursuit of any remedy provided in this Lease shall not constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation of default.

         The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession. Should Landlord at any time terminate this Lease for an event of default, in addition to any other remedy Landlord may have, Landlord shall recover from Tenant and, Tenant shall be liable and pay to Landlord, a sum equal to (i) the costs of recovering the Premises, (ii) the unpaid rent and other charges accrued to the date of termination, (iii) an amount equal to the difference between (A) the total rent reserved hereunder (e.g., Base Rent and Tenant's) from the date of termination for the remainder of the Lease term, and (B) the fair rental value of the Premises for such period (such value determined at the time of the award hereunder), discounted to present value using the Federal Reserve Bank of Dallas Discount Rate plus one percent (1%) on the date of the award, and (iv) all other damages owing by Tenant to Landlord at the time of the award. Landlord may estimate Tenant's Pro Rata Share of Shared Expenses for future periods based on actual amounts due and owing for prior years.

         Should Landlord re-enter and take possession of the Premises, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other personal property located on the Premises and place same in storage at any location within the county in which the Premises is located and, in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person claiming to be entitled to possession thereof. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have a law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         Landlord and Tenant hereby irrevocably waive, to the extent permitted by law, any right to trial by jury in any lawsuit, action, proceeding, or counterclaim brought by either party hereto against the other on any matter arising out of or connected with this Lease, the acts or omissions of Landlord or Tenant in connection with this Lease, or Tenant's occupancy and use of the Premises and the property of which the Premises are a part.

         17.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to any party which Landlord has advised Tenant holds any mortgage or deed of trust covering the Premises, specifying the manner in which Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance as determined by Landlord, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion; provided, further, that Landlord's obligation to perform any act under this Lease shall be excused for any period of time during which Landlord is prevented from performing because of any circumstances beyond Landlord's control. Tenant's remedies upon Landlord's default are further limited by
Section 18.3 and 25.2 below.

         17.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after paid amount is due, then Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such overdue amount or the sum of One Hundred Dollars ($100.00), whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant and is in addition to interest due under Section 25.4. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.

18.      RIGHTS OF MORTGAGEES.

         18.1 Subordination. As used throughout this Section 18, the term "mortgagee" shall refer to the holder of a Mortgage or deed of trust or the ground lesser of a ground lease affecting the Premises. This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the provisions of any ground lease, mortgage or deed of trust affecting the Premises, and to each advance made or hereafter to be made under the same, and to all renewals, modifications, consolidations and extensions thereof and all substitutions therefor. This Section 18 shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of the provisions of this Section 18, Tenant shall execute and deliver promptly any certification or instrument that Landlord or any mortgagee may request, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and Tenant's name, place and stead, to do so, and/or Landlord may declare this Lease to be in default. If any mortgagee shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant shall and does hereby agree to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as its Landlord in the event any such person or entity succeeds to the interest of Landlord. Notwithstanding any other provision of this lease, in the event that any mortgagee or its respective successor in title shall succeed to the interest or Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building, or any interest therein, or is the tenant under said ground lease.

         18.2 Mortgagee's Consent to Amendments. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, shall be valid unless consented to by Landlord's mortgagee(s) of record, if such is required by the mortgagees, in writing. No Base Rent, Additional Rent, or any other charge (with the exception of the security deposit described in this Lease) shall be paid more than ten
(10) days prior to the due date thereof and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagees of record, and Tenant shall be liable for the amount of such payments to such mortgagees.

         18.3 Mortgagee's Right to Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act or failure to act to any party which Landlord has advised Tenant holds any mortgage or deed of trust covering the Premises, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such mortgagee(s), after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagee(s) to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to obtain the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than one hundred twenty (120) days from the date of the mortgagees' receipt of the above described notice.

19.      NOTICES.

         Except as provided in Section 17.1(b) and 22, whenever under this Lease provision demand is made for any notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by certified United States mail, return receipt requested, postage prepaid, addressed either to the address set forth in Section
1.1 or 1.11(b), or to such other address as may be given by a party to the other by proper notice hereunder, or, in the case of notices to the Tenant, to the Premises. The date of personal delivery or the date on which the certified mail is deposited with the United States Postal Service shall be the date on which any proper notice hereunder shall be deemed given. Whenever such circumstances demand a response from the other party except as may be otherwise specifically set forth herein), then the other party shall have five (5) days to respond to the other.

20.      RELOCATION.

         (Paragraph omitted by agreement of parties.)

21.      QUIET POSSESSION.

         Upon Tenant paying the sums due hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

22.      OPTIONS.

         In the event that the Tenant, by addendum attached to this Lease, is expressly given an option to renew or extend the term of this Lease, or any option to purchase the Premises or Building or any right of first refusal to purchase the Premises or other property of Landlord, then each of such options and rights are personal to Tenant and may not be exercised by or assigned, voluntarily or involuntarily, by or to anyone other than Tenant. No such option described hereinabove may be exercised by the Tenant except in strict accordance with the terms and provisions of the option and provided that Tenant is not in default under this Lease either at the time Tenant gives notice of its intent to exercise the option or at the time at which the option is to be exercised. Notwithstanding the provisions of Section 19, notice of exercise of any option shall be deemed given only when actually received by Landlord.

23.      LANDLORD'S LIEN.

         Tenant recognizes that Landlord has a statutory lien and other rights in all furniture, fixtures, equipment, inventory, merchandise and other personal property belonging to the Tenant and located in, on or about the Premises or Building at any time while this Lease is in effect. (Remainder of paragraph omitted by agreement of parties.)

24.      HAZARDOUS MATERIALS.

         Tenant covenants not to introduce any hazardous or toxic materials onto the Building, the Premises, or the grounds surrounding the Building, without (a) first obtaining Landlord's written consent and (b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits. If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on to the Building, the Premises, or the grounds surrounding the Building results in contamination of the soil or the surface or ground water or loss or damage to person(s) or property, then Tenant agrees to respond as follows: (i) notify Landlord immediately of any contamination, claim of contamination, or loss or damage claimed to result therefrom, (ii) after consultation and approval by Landlord, remediate or remove any contamination and
(iii) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any such contamination, claim of contamination, loss or damage. The term "hazardous or toxic materials" shall mean any material, waste or substance (a) which requires special handling, investigation, removal, transportation, closure, notification or other remedial action under any environmental law or regulation, whether federal, state or local and (b) which is, or becomes, defined as a "hazardous waste", "hazardous material", "hazardous substance", pollutant or toxic substance under any environmental law.
This provision shall survive the termination of this Lease.

25.      GENERAL PROVISIONS.

         25.1 Estoppel Certificate. (a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the Base Rent, security deposit, Additional Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrancer or other transferee of the Premises.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that no rent has been paid in advance; and

         (c) If Landlord desires to finance or refinance the Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and/or to any lender designated by Landlord such financial records of Tenant as may be reasonably required by such lender. Such statements may include but not be limited to the past three (3) years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

         25.2 Landlord's Interest and Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the real property on which the improvements comprising the Building are situated. In the event of any transfer of such title or interest, the Landlord herein named (and in case of any subsequent transfers the then grantor), shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Notwithstanding anything to the contrary in this Lease, the liability of Landlord for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual, direct, but not consequential, damages and Tenant shall look solely to the estate and property of the Landlord in the Building for the satisfaction of Tenant's remedies in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by the Landlord, and no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Tenant's remedies and Landlord shall not be personally liable for any deficiency.

         25.3 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         25.4 Interest on Past Due Obligations; Certified Funds. Except as may expressly be provided in this Lease to the contrary, any amount due to Landlord not paid when due shall bear interest at the rate of four percent (4%) per annum over the prime rate of the First City Bank of Dallas, Texas as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is paid in full, provided, however, that the payment of such interest shall in no event exceed the highest rate allowed under applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. In the event that either Tenant is more than ten (10) days late in making any payment due under the Lease, or any payment from Tenant to Landlord does not clear the bank or is returned for insufficient funds, and either such condition occurs on two or more occasions, or each occurs once, Landlord shall have the right at any time thereafter to require that all succeeding monthly installments of Base Rent and all succeeding payments of Additional Rent be paid to the Landlord in certified funds drawn on a bank located in the metropolitan area in which the Premises are located. Said right may be exercised by Landlord by giving notice of such requirements to Tenant, but the giving of such notice and the exercise of this right by Landlord shall not be construed to be a waiver of any default by Tenant or any other right which Landlord may exercise under this Lease.

     25.5 Time of The Essence. Time is of the essence in the performance by Tenant of its obligations hereunder.


     25.6 Captions. Any captions contained in this Lease are not a part hereof, are for convenience only, and are not to be given any substantive meaning in construing this Lease.

     25.7 Entire Agreement. This Lease contains the entire agreement and understanding between the parties hereto. There are no oral understandings, terms, or conditions, and neither party has relied upon any representations, express or implied, not contained in this Lease. All prior understandings, terms, or conditions are deemed merged in this Lease. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Tenant acknowledges that it has not been induced to enter into this Lease by any promises or representatives not expressly set forth in this Lease, and if any such representations were made prior to the execution of this Lease, Tenant acknowledges that it has not relied on the same, and that Landlord shall have no liability with respect to any such representations.

     25.8 Waivers. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy. No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions of the Lease, including remedies, which require or permit observance or performance of Landlord or Tenant subsequent to termination.

     25.9 Recording. Tenant shall not record this Lease. Any such recordation by Tenant shall be a breach of this Lease.

     25.10 Cumulative Remedies. No remedy or election by Landlord hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity to which Landlord may be entitled.

     25.11 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

     25.12 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment, subletting or transfer by Tenant and subject to the provisions of Section 25.2, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located.

     25.13 Attorneys Fees. In the event of litigation relating to this Lease, the prevailing party shall be entitled to recover from the losing party any costs or reasonable attorneys fees incurred by the prevailing party in connection with such litigation. If Landlord utilizes the services of an attorney to enforce any of its rights hereunder but which does not result in the bringing of an action, Tenant shall immediately pay to Landlord upon demand therefor the amount of such attorneys fees incurred.

     25.14 Landlord's Access. Landlord and Landlord's agents, representatives and designees shall have the right to enter the Premises as reasonably necessary or desirable to Landlord for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders or other transferees, making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, or for any other reasonable purpose as Landlord may determine. Landlord may at any time place in, on or about the Premises any "For Sale", or "For Lease" or similar signs, all without rebate of rent or liability to Tenant.

     25.15 Auctions. Tenant shall not conduct any auction, liquidation sale, or going out of business sale in, on or about the Premises.

     25.16 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     25.17 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     25.18 Signs. Landlord may prescribe a uniform pattern of identification signs for tenants (including Tenant) to be placed on the outside of the doors leading into their respective premises (including the Premises), and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, fixture, advertisement, notice, lettering or direction on any part of the outside of the Building or in the interior or other portion of the Building without obtaining the prior written consent of the Landlord.

     25.19  Brokers.  The parties hereto  acknowledge  that the brokers named in
Section 1.18 were the sole real estate brokers that represented the Landlord herein, and that no commissions are owed by Landlord to any other brokers whatsoever, and Tenant agrees to indemnify Landlord from claims for commission from any other brokers arising out of the execution of this lease.

     25.20 Guarantor. In the event that there is a guarantor of this Lease, the obligations of guarantor and Tenant shall be joint and several under this Lease.

     25.21 Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associates (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member be joint and several.

     25.22 No Joint Venture. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

     26.00 Renewal Option. If this lease is in full force and Tenant is not in default hereunder at the time it desires to renew this lease, Tenant shall have one (1) option to extend the original term of the lease for an additional five
(5) year period at a rental rate equal to the prevailing market rate. Such option to extend must be exercised by written notice to Landlord, delivered by Tenant no less than 120 days prior to the expiration of the then current term of the lease.

     The parties hereto have executed this Lease on the first page hereof on the dates specified immediately below their respective signatures.

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease (this "Amendment") is entered into on May 19, 1995, by and between Natron Limited Partnership ("Landlord"), acting by and through Ensearch Holding Company (formerly known as Metro K.L.S., Inc.), its general partner, and Electronic Transmission Corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Office Lease (the "Lease") dated January 5, 1995, covering certain premises (the "Original Premises") comprising 4,152 rentable square feet in the office building (the "Building") known as Quorum North located at 5025 Arapaho Road, Dallas, Dallas County, Texas 75248, such Original Premises being more particularly described in the Office Lease and outline on Exhibit A attached hereto; and

         WHEREAS, the term under the Lease was originally to commence on March 1, 1995, but the Original Premises was delivered by Landlord and accepted by Tenant on April 1, 1995, so that the term commenced then and will expire on February 29, 2000 (which was inadvertently set forth as February 28, 2000) pursuant to an Acceptance of Premises Memorandum dated April 21, 1995; and

         WHEREAS, Tenant and Landlord have agreed that Tenant will rent certain additional premises (the "Additional Premises") comprising 785 rentable square feet in the Building as outlined on Exhibit A attached hereto, all on certain terms and conditions and pursuant to an amendment to the Lease;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:

1. The premises demised under the Lease are amended to comprise the Original Premises and the Additional Premises, so that the total area rented by Tenant comprises 4,937 rentable square feet (collectively the "Total Premises").

2. The commencement date of the lease of the Additional Premises to Tenant will be August 1, 1995. Rent for the Additional Premises as set forth in section 4 below shall commence on such delivery to Tenant.

3. Landlord will pay the costs not to exceed $3,729.00 of build-out which Tenant in its discretion elects to have performed in the Additional Premises, the Original Premises, or any other space in the Building which Tenant may lease at a later date.

4.       The Base Rent under the Lease, as amended, shall be as follows:

                                                                 Original           Additional          Total
                                                 Annual          Premises           Premises            Premises
Month         Date                     Area      Rent/SF         Monthly Rent       Monthly Rent        Monthly Rent
- -----         ----                     ----      -------         ------------       ------------        ------------
01 - 03       4/1/95 - 6/30/95         4152      0               0                  0                   0
04            7/1/95 - 7/31/95         4937      $12.75; 0       $4411.50           0                   $4411.50
05 - 12       8/1/95 - 3/31/96         4937      $12.75          $4411.50           $834.06             $5245.56
13 - 24       4/1/96 - 3/31/97         4937      $13.50          $4671.00           $883.13             $5554.13
25 - 36       4/1/97 - 3/31/98         4937      $14.25          $4930.50           $932.19             $5862.69
37 - 48       4/1/98 - 3/31/99         4937      $15.00          $5190.00           $981.25             $6171.25
49 - 59       4/1/99 - 2/29/00         4937      $15.75          $5449.50           $1030.31            $6479.81


         EXCEPT AS HEREBY AMENDED, the Lease and all other provisions thereof are hereby confirmed and ratified.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on and effective as of the date first above written.

LANDLORD:

Natron Limited Partnership

     by Ensearch Holding Company
     its General Partner

     By:  /s/ Rodman W. Jordan
          Rodman W. Jordan
          President

Date:  May __, 1995
TENANT:

Electronic Transmission Corporation




By:  /s/ L. Cade Havard
     L. Cade Havard
     Chairman and CEO

Date:  May 19, 1995

                            SECOND AMENDMENT TO LEASE


This Second Amendment to Lease (this "Amendment") is entered into on April 29, 1996, by and between Natron Limited Partnership ("Landlord"), acting by and through Ensearch Holding Company (formerly known as Metro K.L.S., Inc.), its general partner, and Electronic Transmission Corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated January 5, 1995, covering certain premises (the "Original Premises") comprising 4,152 rentable square feet and as amended by the First Amendment to Lease, dated May 19, 1995 (collectively, the "Lease") in the office building (the "Building") known as Quorum North located at 5025 Arapaho Road, Addison, Dallas County, Texas 75248, such Original Premises being more particularly described in the Lease and as delineated on the attached Exhibit A; and

WHEREAS, the term under the Lease was originally to commence on March 1, 1995, but the Original Premises was delivered by Landlord and accepted by Tenant on April 1, 1995, so that the term commenced then and will expire on February 29, 2000 (which was inadvertently set forth as February 28, 2000) pursuant to an Acceptance of Premises Memorandum dated April 21, 1995; and

WHEREAS, Tenant and Landlord have agreed that Tenant will rent certain additional premises (the "Additional Premises") comprising 7,239 rentable square feet in the Building as outlined on Exhibit A attached hereto, all on certain terms and conditions and pursuant to this amendment to Lease; and

WHEREAS, Tenant and Landlord have agreed that Tenant will release and give back to Landlord certain premises (the "Released Premises") comprising 785 rentable square feet in the Building as outlined on Exhibit A attached hereto, all under certain terms and conditions pursuant to this Second Amendment to Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:

1. The term of the Lease shall be extended by 19 months to September 30, 2001.

2. The premises demised under the Lease are amended to comprise only the Original Premises plus the Additional Premises with the abandonment of the Released Premises; so that the total area rented by Tenant comprises 11,391 rentable square feet (collectively the "Total Premises").

3. The commencement date and rental payments due by Tenant as pertains to the Additional Premises will be the earlier to occur of October 1, 1996, or at completion of construction/build-out process as defined below.

4. At such time as Auto One vacates the Additional Space, Landlord will grant access to same for the construction of tenant improvement. Failure by Landlord to deliver the Additional Space due to Holdover or other causes shall not constitute a default but rather give rise to the implementation of the Provisions contained in Article 3.2 of the Lease.

5.       The Base Rent under the Lease, as amended, shall be as follows:

                                                                 Original           Additional          Total
                                                 Annual          Premises           Premises            Premises
Month         Date                     Area      Rent/SF         Monthly Rent       Monthly Rent        Monthly Rent
- -----         ----                     ----      -------         ------------       ------------        ------------
01-03         04/1/95-06/30/95         4152      0               0                  0                   0
04            07/1/95-07/31/95         4937      $12.75; 0       $4411.50           0                   $4411.50
05-12         08/1/95-03/31/96         4937      $12.75          $4411.50           $834.06             $5245.56
13            04/1/96-04/30/96         4937      $13.50          $4671.00           $883.13             $5554.13
14-18         05/1/96-09/30/96         4937      $0.00           $0.00              $0.00               $0.00
19-30         10/1/96-09/30/97         11391     $15.50          $5363.00           $9350.38            $14713.38
31-42         10/1/97-09/30/98         11391     $16.00          $5536.00           $9652.00            $15188.00
43-54         10/1/98-09/30/99         11391     $16.50          $5709.00           $9953.63            $15662.63
55-66         10/1/99-09/30/00         11391     $17.00          $5882.00           $10255.25           $16137.25
67-78         10/1/00-09/30/01         11391     $17.50          $6055.00           $10556.88           $16611.88

6. Landlord will pay an additional construction allowance not to exceed $64,131.00 which will be governed in accordance with Exhibit F of the Original Lease, dated January 5, 1995.

         EXCEPT AS HEREBY AMENDED, the Lease and all other provisions thereof are hereby confirmed and ratified.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on and effective as of the date first above written.

LANDLORD:

Natron Limited Partnership

     by Ensearch Holding Company
     its General Partner

     By:          /s/ Rodman W. Jordan
          Rodman W. Jordan
          President

Date:  April 29, 1996
TENANT:

Electronic Transmission Corporation




By:               /s/ L. Cade Havard
     L. Cade Havard
     Chairman and CEO

Date:  April 29, 1996